UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HOLLYFRONTIER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2016

ANNUAL MEETING

AND PROXY STATEMENT

March 24, 2016

Dear Stockholder:

You are invited to attend the Annual Meeting of stockholders of HollyFrontier Corporation. The meeting will be held as shown below.

8: 30 a.m., Central Daylight Time, Wednesday, May 11, 2016

2950 N. Harwood St., Suite 2100 Dallas, Texas 75201

•     Election of 10 directors to hold office until the 2017 annual meeting of stockholders;

•     Approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•     Ratification of the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2016 fiscal year;

•     Approval of amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (as it has been amended from time to time, the “LTIP”), which provides for an increase in the maximum number of shares available for awards thereunder by 4,500,000 shares; and

•     Approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Stockholders of record at the close of business on March 14, 2016 are entitled to receive notice of and the right to vote at the Annual Meeting.

Information about the meeting is presented in the following proxy statement. Please read the enclosed information and our 2015 Annual Report carefully before voting your proxy.

It is important that your shares be voted at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy card (if you have requested a paper copy of the proxy materials) or vote using the internet or telephone voting procedures described on the Notice of Internet Availability.

Thank you for your continued support of the Company. We look forward to seeing you at the Annual Meeting.

Michael C. Jennings	George J. Damiris
Executive Chairman	Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2016. We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. These rules allow us to provide information our stockholders need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The Company’s Notice of Annual Meeting, Proxy Statement and 2015 Annual Report to stockholders are available on the internet at www.proxyvote.com.

PROXY STATEMENT SUMMARY	3
GENERAL INFORMATION	10
ELECTION OF DIRECTORS (PROPOSAL 1)	15
CORPORATE GOVERNANCE	20
THE BOARD, ITS COMMITTEES AND ITS COMPENSATION	25
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2)	33
COMPENSATION DISCUSSION AND ANALYSIS	35
COMPENSATION COMMITTEE REPORT	56
EXECUTIVE COMPENSATION	57
STOCK OWNERSHIP	75
EQUITY COMPENSATION PLAN INFORMATION	78
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	79
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP (PROPOSAL 3)	80
INDEPENDENT PUBLIC ACCOUNTANTS	81
AUDIT COMMITTEE REPORT	82
APPROVAL OF AMENDMENT TO HOLLYFRONTIER CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN (PROPOSAL 4)	83
APPROVAL OF MATERIAL TERMS OF HOLLY FRONTIER CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN FOR PURPOSES OF COMPLYING WITH CERTAIN REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE (PROPOSAL 5)	94
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	97
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	97
ADDITIONAL INFORMATION	98
ANNEX 1	A-1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not include all of the information you should consider, and we invite you to read the entire proxy statement and our 2015 Annual Report carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 11, 2016
Time:	8: 30 a.m., Central Daylight Time
Place:	2950 N. Harwood St., Suite 2100 Dallas, Texas 75201
Record Date:	March 14, 2016
Voting:	Stockholders of record at the close of business on March 14, 2016 are entitled to receive notice of and the right to vote at the Annual Meeting.
How to Vote:	If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

By Internet Visit the website (www.proxyvote.com)	By Telephone Call toll-free 1-800-690-6903 within the U.S. or Canada	By Mail Complete, sign and date the proxy card and return the proxy card in the prepaid envelope

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Voting Standard	Effect of Broker Non-Votes and Abstentions	Board’s Recommendation	Page
Elect 10 directors to hold office until the Company’s 2017 annual meeting of stockholders	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR all nominees	15
Approve, on an advisory basis, the compensation of the Company’s named executive officers	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR	33
Ratify the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for 2016	Affirmative vote of a majority of the votes cast on the matter	Abstentions are not considered votes cast and will have no effect	FOR	80
Approval of amendment to the HollyFrontier Corporation Long-Term	Affirmative vote of a majority of the votes cast on the matter	Abstentions are considered votes cast and have the effect of a vote against the	FOR	83

Incentive Compensation Plan (as it has been amended from time to time, the “LTIP”), which provides for an increase in the maximum number of shares available for awards thereunder by 4,500,000 shares		proposal; broker non-votes are not considered votes cast and will have no effect
Approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR	94

BOARD NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships						Other Public Company Boards
					AC	CC	NCGC	EHSPC	FC	EC
Michael C. Jennings	50	2011	Executive Chairman of HollyFrontier Corporation; CEO and President of Holly Logistic Services, L.L.C.	—						C	¡ ION Geophysical Corporation ¡ Holly Logistic Services, L.L.C. (general partner of the general partner of Holly Energy Partners, L.P.)
George J. Damiris	55	2015	CEO and President of HollyFrontier Corporation	—						✓	¡ Holly Logistic Services, L.L.C. (general partner of the general partner of Holly Energy Partners, L.P.)
Douglas Y. Bech	70	2011	Chairman and CEO of Raintree Resorts International	LD		C	✓			✓	¡ j2 Global, Inc. ¡ CIM Commercial Trust Corporation
Leldon E. Echols	60	2009	Investor	✓	C, F	✓					¡ Trinity Industries, Inc. ¡ EnLink Midstream GP, LLC ¡ EnLink Midstream Manager, LLC
R. Kevin Hardage	54	2011	CEO of Turtle Creek Trust Company, Co-founder, President and Portfolio Manager of Turtle Creek Management, LLC and a non-controlling manager and member of TCTC Holdings, LLC	✓		✓		✓			—
Robert J. Kostelnik	64	2011	Principal at Glenrock Recovery Partners, LLC	✓				C	✓		¡ Methanex Corporation
James H. Lee	67	2011	Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.	✓	✓		✓				—
Franklin Myers	63	2011	Investor	✓			C		✓	✓	¡ Forum Energy Technologies, Inc. ¡ ION Geophysical Corporation ¡ Comfort Systems USA, Inc. ¡ WireCo WorldGroup Inc.
Michael E. Rose	69	2011	Investor	✓	F				C		—
Tommy A. Valenta	67	2010	Former President and CEO of Chaparral Steel Company	✓	✓			✓			—
				2015 Meetings	10	6	6	4	0(1)	3

AC	Audit Committee	FC	Finance Committee
CC	Compensation Committee	C	Chairman
NCGC	Nominating/Corporate Governance Committee	F	Financial Expert
EHSPC	Environmental, Health, Safety, and Public Policy Committee	LD	Independent Lead Director
EC	Executive Committee

(1)	The Finance Committee was formed in December 2015; therefore, the Finance Committee did not hold any meetings in 2015.

GOVERNANCE HIGHLIGHTS

8 of our 10 directors standing for reelectionat the 2016 Annual Meeting are independent	Majority voting and director resignation policy in uncontested elections
Separate CEO and Executive Chairman positions; independent lead director with authority and responsibility over Board governance and operations	Company policy prohibits hedging and pledging of Company stock
All of our directors stand for reelection annually	Director stock ownership policy
Board involvement in CEO succession planning and risk management	All of our then-serving directors attended the 2015 Annual Meeting
All of our directors (other than Mr. Damiris, who was appointed in December 2015) attended at least 75% of the meetings of the Board and Committees on which they served during 2015	Tenure of each director is seven years or less
Regular quarterly meetings of independent directors	Mandatory retirement age of 75 for our directors

NAMED EXECUTIVE OFFICERS

For 2015, our named executive officers were as follows:

Name	Position
Michael C. Jennings	Chief Executive Officer and President (1)
Douglas S. Aron	Executive Vice President and Chief Financial Officer
George J. Damiris	Executive Vice President and Chief Operating Officer (2)
James M. Stump	Senior Vice President, Refining
Denise C. McWatters	Senior Vice President, General Counsel and Secretary

(1)	Effective January 1, 2016, Mr. Jennings began service as Executive Chairman of the Company.
(2)	Effective January 1, 2016, Mr. Damiris began service as Chief Executive Officer and President of the Company.

2015 BUSINESS HIGHLIGHTS

The following are key highlights of our achievements in 2015:

•	Net income attributable to our stockholders was $740 million.

•

Our reported gross margin per barrel increased 15% year on year to $16.07 per barrel (excluding the lower of cost or market inventory valuation adjustment of $227 million for the year ended December 31, 2015) driven by our 52% weighting towards gasoline production.*

•

Our balance sheet continued to remain strong with a total debt to capital ratio of 1% (excluding Holly Energy Partners, L.P. debt, which is non-recourse to us). As of December 31, 2015 our total cash and marketable securities balance was $211 million and long term debt was $31 million (excluding Holly Energy Partners, L.P. debt, which is non-recourse to us).

•

Our reported record refinery utilization rate in 2015 was 97.6%, which represents a 6% improvement relative to 2014 and the highest level achieved since the merger of Holly Corporation and Frontier Oil Corporation in 2011.

•	We returned $990 million in cash to shareholders through share repurchases and dividends in 2015, which represents a 13% total cash yield to shareholders.

*	See “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” following Item 7A of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for reconciliations to amounts reported under Generally Accepted Accounting Principles.

EXECUTIVE COMPENSATION PROGRAM

Vesting of 50% of the equity awards awarded to our executive officers each year is based on our performance as compared to that of our industry peers over a period of time	Minimal perquisites for our executive officers
A majority of the annual bonus paid to our executive officers is based on our financial performance as compared to that of our industry peers	Company policy prohibits hedging and pledging of Company stock
None of our executive officers have employment agreements	Executive officers are subject to significant stock retention requirements
“Double-trigger” change in control provisions	No tax reimbursement provisions in the change in control agreements with our executive officers
Annual advisory vote on executive compensation

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM DURING 2015

The components of the compensation program for our executive officers during 2015 were:

Type	Component	Description	Role in Total Compensation
Cash	Salary	• Competitive fixed cash compensation based on individual’s position, level of responsibility and performance	• A core element of competitive total compensation, important in attracting and retaining key executives
	Annual Incentive Cash Compensation	• Variable cash payouts based on achievement of quantitative and qualitative criteria over a 12 month period

•    Motivates executive officers to achieve annual strategic, operational and financial goals

•    Recognizes individual and performance-based contributions to annual results

•    Supplements base salary to help attract and retain qualified executives

Equity	Restricted Stock	• Vest in equal installments over a three year period	• Aligns executives with sustained long-term value creation and stockholder interests
	Performance Share Units	• Three year performance period with specified, measurable and objective performance measures	• Creates opportunity for a meaningful and sustained ownership stake
Benefits	401(k) Defined Contribution and Health and Welfare Benefit Plans	• Executives are eligible to participate in the same benefit plans provided to other employees	• Contributes toward financial security for various life events (e.g., retirement, disability or death)
	Deferred Compensation Plan	• Allows participants to defer compensation in excess of qualified plan limits	• Provides mechanism for additional retirement savings
Post-Termination Compensation	Severance and Change in Control Benefits	• Provide benefits only in the event of a qualifying termination of employment following a change in control transaction

•    Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•    Provides assistance with transition if post-transaction employment is not offered

Other	Perquisites

•    Personal use of company aircraft and reimbursement of club dues (only for Messrs. Jennings, Aron and Damiris)

•    Reimbursement for expenses related to security training, consulting or technology

•    Reserved parking space

• It is the Compensation Committee’s policy that perquisites be limited and also serve a business, convenience or security purpose for the Company

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michael C. Jennings Chief Executive Officer and President	$1,060,000	$328,336	$6,000,053	$2,071,664	$402,461	$9,862,514
Douglas S. Aron Executive Vice President and Chief Financial Officer	$580,000	$127,256	$1,700,065	$647,744	$188,504	$3,243,569
George J. Damiris Executive Vice President and Chief Operating Officer	$660,000	$166,844	$5,000,388	$783,156	$160,938	$6,771,326
James M. Stump Senior Vice President, Refining	$490,000	$133,088	$700,259	$366,912	$138,535	$1,828,794
Denise C. McWatters Senior Vice President, General Counsel and Secretary	$430,000	$128,016	$700,259	$321,984	$87,908	$1,668,167

For more information on total compensation as calculated under the U.S. Securities and Exchange Commission (the “SEC”) rules, see the Summary Compensation Table on page 57.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for fiscal year 2016.

Fees paid to Ernst & Young LLP for services provided during 2015:

2015
Audit Fees	$2,307,391
Audit-Related Fees	—
Tax Fees	580,512
All Other Fees	2,051

Total	$2,889,954

For additional information, see page 81.

AMENDMENT TO THE LONG-TERM INCENTIVE COMPENSATION PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “LTIP”). The proposed amendment to the LTIP increases the maximum number of shares available for awards under the LTIP by 4,500,000 shares. As explained in greater detail below, we believe approval of the amendment is advisable in order to ensure that we have an adequate number of shares available under the LTIP for our compensation programs.

Key features of the LTIP include:

No repricing of stock options or stock appreciation rights without stockholder approval	No “evergreen” provision included
Awards are non-transferable, except to a participant’s immediate family member or a related family trust officers is based on our financial performance as compared to that of our industry peers	No automatic award grants are made to any participant
None of our executive officers have employment agreements	Limitations on the maximum number of awards and awards that may be granted to an individual during a specified period

In addition, we are also seeking approval of the material terms of the LTIP (as amended by the proposed amendment) for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the additional shares requested pursuant to the proposed amendment. As explained in greater detail below, we believe approval of the material terms of the LTIP is advisable in order to allow us to grant awards under the LTIP using the additional shares requested pursuant to the proposed amendment that qualify as “performance-based compensation” under Section 162(m) of the Code so that we may fully deduct, for federal income tax purposes, qualifying awards.

For additional information, see pages 83 through 96.

HOLLYFRONTIER CORPORATION

2828 North Harwood

Suite 1300

Dallas, Texas 75201

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2016

GENERAL INFORMATION

Purpose, Place, Date and Time

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the HollyFrontier Corporation (the “Company,” “we,” “our” or “us”) for use at the Company’s 2016 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held on May 11, 2016, at 8: 30 a.m., Central Daylight Time, at 2950 N. Harwood St., Suite 2100, Dallas, Texas 75201. This proxy statement and the enclosed proxy card are being first made available to stockholders on or about March 24, 2016. All stockholders are invited to attend the Annual Meeting.

Internet Availability of Proxy Materials

The Company will continue to take advantage of the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow public companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and provide internet access to the proxy materials and annual report to their stockholders. The use of Notice and Access generates significant cost savings for the Company.

In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a Notice of Internet Availability containing instructions on how to access the proxy materials and annual report and vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials and annual report. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions with links to the proxy materials, annual report and to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you instruct us otherwise. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

Voting Rights and Proxy Information

Who is entitled to vote?

Stockholders of record at the close of business on March 14, 2016 (the “Record Date”) are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on the Record Date, there were 176,582,249 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.

If your shares are registered in your name with Wells Fargo Shareowner Services, the Company’s transfer agent, you are considered the “stockholder of record” of those shares. If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner” or holder in “street name” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

What am I voting on, and how does the Board recommend that I vote?

Proposal	Board Recommendation
1. Elect 10 directors to hold office until the Company’s 2017 annual meeting of stockholders	FOR
2. Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR
3. Ratify the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for 2016	FOR

4.     Approval of amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (as it has been amended from time to time, the “LTIP”), which provides for an increase in the maximum number of shares available for awards thereunder by 4,500,000 shares

FOR
5. Approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended	FOR

How do I vote if I am a stockholder of record?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

•

Internet — visit the website shown on the Notice of Internet Availability (www.proxyvote.com) and follow the instructions at that website at any time prior to 11: 59 p.m., Eastern Daylight Time, on May 10, 2016;

•	Telephone — within the U.S. or Canada, call toll-free 1-800-690-6903 and follow the instructions at any time prior to 11: 59 p.m., Eastern Daylight Time, on May 10, 2016; or

•

Mail — if you have requested a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. Submitting your proxy by internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

How do I vote if I hold my shares in street name?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. In addition, you may be eligible to vote by internet or telephone if your broker, bank or other nominee participates in the proxy voting program provided by Broadridge. If your bank, brokerage firm or other nominee is participating in Broadridge’s program, your voting form will provide instructions. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record.

What can I do if I change my mind after I submit my proxy?

If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by internet or telephone at any time prior to 11: 59 p.m., Eastern Daylight Time, on May 10, 2016;

•	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the New York Stock Exchange require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal 1), the advisory vote on the compensation of the Company’s named executive officers (Proposal 2), approval of the amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (Proposal 4) or approval of the material terms of the HollyFrontier Corporation Long-Term Incentive Plan (Proposal 5) unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the appointment of the independent public accounting firm (Proposal 3).

How many votes must be present to hold the meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions (shares of the Company’s common stock for which proxies have been received but for which the holders have abstained from voting) will be counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 – Election of Directors	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2 – Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 3 – Ratification of the Appointment of Ernst & Young LLP	Affirmative vote of a majority of the votes cast on the matter	Yes	Abstentions are not considered votes cast and will have no effect

No. 4 – Approval of amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (as it has been amended from time to time, the “LTIP”), which provides for an increase in the maximum number of shares available for awards thereunder by 4,500,000 shares

	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions are considered votes cast and have the effect of a vote against the proposal; broker non-votes are not considered votes cast and will have no effect.
No. 5 – Approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay MacKenzie Partners $17,500 and will reimburse MacKenzie Partners for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Currently, the Board consists of ten directors. Each of the Company’s directors stands for election each year at the annual meeting.

Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the Nominating/Corporate Governance Committee and approved by the Board. The director nominees, if elected, will serve until the 2017 annual meeting of stockholders, or until their earlier resignation or removal. Each director nominee has indicated a willingness to serve if elected.

Required Vote and Recommendation

The election of directors requires the approval of a majority of the votes cast for each director.

Michael C. Jennings	Director since 2011; age 50.

Principal Occupation:	Executive Chairman of HollyFrontier Corporation and Chief Executive Officer of Holly Logistic Services, L.L.C.

Business Experience:	Mr. Jennings has served as Executive Chairman since January 2016. From January 2013 until January 2016, Mr. Jennings served as Chairman of the Board. Mr. Jennings served as Chief Executive Officer and President from the merger of Holly Corporation (“Holly”) and Frontier Oil Corporation (“Frontier”) in July 2011 until January 2016. Mr. Jennings has served as the Chief Executive Officer of Holly Logistic Services, L.L.C. (“HLS”) since January 2014 and served as President of HLS from October 2015 until February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011. He served as Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009.

Additional Directorships:	Mr. Jennings served as Chairman of the board of directors of Frontier from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011. He currently serves as a director of ION Geophysical Corporation and HLS, the general partner of the general partner of Holly Energy Partners, L.P. (“HEP”).

Qualifications:	Mr. Jennings brings to the Board extensive industry experience, familiarity with the day-to-day operations of the Company and provides a significant resource for the Board and facilitates communication between management and the Board.

George J. Damiris	Director since 2015; age 55.

Principal Occupation:	Chief Executive Officer and President of HollyFrontier Corporation.

Business Experience:	Mr. Damiris has served as Chief Executive Officer and President since January 2016. He previously served as Executive Vice President and Chief Operating Officer from September 2014 to January 2016 and as Senior Vice President, Supply and Marketing of the Company from January 2008 until September 2014. Mr. Damiris joined the Company in 2007 as Vice President, Corporate Development after an 18-year career with Koch Industries, where he was responsible for managing various refining, chemical, trading, and financial businesses.

Additional Directorships:	Mr. Damiris serves as a director of HLS, the general partner of the general partner of HEP.

Qualifications:	Mr. Damiris brings to the Board extensive industry experience, familiarity with the day-to-day operations of the Company and significant insight into issues facing the industry.

Douglas Y. Bech	Director since 2011; age 70.

Principal Occupation:	Chairman and Chief Executive Officer of Raintree Resorts International.

Business Experience:	Mr. Bech has served as the Chairman and Chief Executive Officer of Raintree Resorts, or its predecessors, since 1997. Raintree Resorts is engaged in resort development, vacation ownership sales and resort management. From 1970 through 1997, Mr. Bech served in various capacities, including as a partner, of several large international law firms practicing in the area of corporate finance and securities transactions.

Additional Directorships:	Mr. Bech served as a director of Frontier from 1993 until the merger in July 2011 and as an independent trust manager of Moody National REIT II, Inc. from August 2014 until February 2016. Mr. Bech has served as a director of j2 Global, Inc. since 2000 and of eFax.com from 1988 until it was acquired by j2 Global, Inc. in 2000. Mr. Bech has served as an independent trust manager of CIM Commercial Trust Corporation since March 2014.

Qualifications:	Mr. Bech’s current experience as a chief executive officer as well as his previous experience as a securities and corporate finance attorney provide him with valuable insight into corporate finance and governance, including matters regarding compensation and retention of management and key employees.

Leldon E. Echols	Director since 2009; age 60.

Principal Occupation:	Investor.

Business Experience:	Mr. Echols has been an investor since 2006. Before becoming an investor, Mr. Echols served as Executive Vice President and Chief Financial Officer of Centex Corporation from 2000 until 2006. Before joining Centex, Mr. Echols held various positions, including managing partner, at Arthur Andersen LLP from 1978 until 2000.

Additional Directorships:	Mr. Echols currently is a member of the boards of directors of Trinity Industries, Inc., EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.), and EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC. Prior to the closing of the business combination among Devon Energy Corporation, Crosstex Energy, Inc. and Crosstex Energy, L.P. in March 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc.

Qualifications:	Mr. Echols brings to the Board executive management and board experience with other public companies. Mr. Echols has extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert. In addition, Mr. Echols’ prior and current service on audit committees of other public companies gives him a range of experiences and skills which allow him to effectively lead the Audit Committee.

R. Kevin Hardage	Director since 2011; age 54.

Principal Occupation:	Chief Executive Officer of Turtle Creek Trust Company, Co-founder, President and Portfolio Manager of Turtle Creek Management, LLC and a non-controlling manager and member of TCTC Holdings, LLC.

Business Experience:	Mr. Hardage has served as Chief Executive Officer of Turtle Creek Trust Company, a private trust and investment management firm, since 2009 and has served as President and Portfolio Manager of Turtle Creek Management, a registered investment advisory firm, since 2006. In addition, Mr. Hardage serves as a non-controlling manager and member of TCTC Holdings, LLC, a bank holding company that is a banking, securities and investment management firm.

Qualifications:	Mr. Hardage brings to the Board executive and general management experience as well as significant financial expertise.

Robert J. Kostelnik	Director since 2011; age 64.

Principal Occupation:	Principal at Glenrock Recovery Partners, LLC

Business Experience:	Mr. Kostelnik has served as a principal of Glenrock Recovery Partners since January 2012. Glenrock Recovery Partners assists energy, pipeline, and terminal companies with maximizing the value of non-fungible liquid hydrocarbons and provides health, safety and environmental compliance and project management consulting services. Mr. Kostelnik served as the President and Chief Executive Officer of Cinatra Clean Technologies, Inc. from 2008 thru 2011. Cinatra provides tank cleaning systems to refining pipelines and terminals. Prior to his retirement in 2007, Mr. Kostelnik served in a number of senior positions during his 16 years with CITGO Petroleum Corporation, including as Vice President of Refining. During that time, Mr. Kostelnik was responsible for, among other things, the creation & implementation of the Health, Safety & Environmental Management System as well as environmental compliance & improvement. CITGO is engaged in the refining and marketing of petro-chemical products.

Additional Directorships:	Mr. Kostelnik served as a director of Frontier from 2010 until the merger in July 2011. He currently serves on the board of directors of Methanex Corporation.

Qualifications:	Mr. Kostelnik brings to the Board significant experience and insight into the Company’s industry through his extensive experience in the refining industry.

James H. Lee	Director since 2011; age 67.

Principal Occupation:	Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.

Business Experience:	Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting and exploration firm, since founding the firm in 1984.

Additional Directorships:	Mr. Lee served as a director of Frontier from 2000 until the merger in July 2011 and as a director of Forest Oil Corporation from 1991 until the merger of Forest Oil Corporation and Sabine Oil & Gas LLC in December 2014.

Qualifications:	Mr. Lee brings to the Board his extensive experience as a consultant and investor in the oil and gas industry, which provides him with significant insights into relevant industry issues.

Franklin Myers	Director since 2011; age 63.

Principal Occupation:	Investor.

Business Experience:	Mr. Myers has been an investor since 2009. In addition, Mr. Myers serves as a senior advisor of Quantum Energy Partners, a private equity firm, since February 2013. Mr. Myers served as an operating advisor to Paine & Partners, LLC, a private equity firm, from 2009 through 2012 and as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from 2008 until 2009. He served Cameron in various other capacities, including as Senior Vice President and Chief Financial Officer from 2003 through 2008, President of Cameron’s compression business from 1998 through 2001 and Senior Vice President and General Counsel from 1995 through 1999. In addition, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated from 1988 through 1995 and as an associate and then a partner at Fulbright & Jaworski from 1978 through 1988.

Additional Directorships:	Mr. Myers served as a director of Frontier from 2009 until the merger in July 2011. He currently serves as a director of Forum Energy Technologies, Inc., ION Geophysical Corporation, Comfort Systems USA, Inc. and WireCo WorldGroup Inc.

Qualifications:	Mr. Myers’ experience in senior finance and legal positions at publicly traded energy companies provides him with significant insight into operations, management and finance. In addition, Mr. Myers brings to the Board a broad range of experiences and skills as a result of his service as a director of other public and private companies.

Michael E. Rose	Director since 2011; age 69.

Principal Occupation:	Investor.

Business Experience:	Prior to his retirement in 2004, Mr. Rose served in a number of senior positions during his 24 years with Anadarko Petroleum Corporation, most recently serving as Executive Vice President Finance and Chief Financial Officer of Anadarko from 2000 until his retirement.

Additional Directorships:	Mr. Rose served as a director of Frontier from 2005 until the merger in July 2011.

Qualifications:	Mr. Rose brings to the Board significant financial and investment experience with oil and gas companies. He also qualifies as an audit committee financial expert.

Tommy A. Valenta	Director since 2010; age 67.

Principal Occupation:	Former President and Chief Executive Officer of Chaparral Steel Company.

Business Experience:	Mr. Valenta served as the President and Chief Executive Officer of Chaparral Steel Company from 2005 until 2007, when he retired. Prior to joining Chaparral Steel, Mr. Valenta was with Texas Industries, Inc. for 37 years where he held various positions, including Executive Vice-President and Chief Operating Officer — Steel.

Qualifications:	Mr. Valenta brings to the Board executive and general management experience and teambuilding leadership experience at a public company.

None of our directors reported any litigation for the period from 2006-2016 that is required to be reported in this proxy statement.

CORPORATE GOVERNANCE

The Board and senior management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining the highest standard of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our stockholders.

Consistent with these principles, the Company has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines. These documents, together with our certificate of incorporation, by-laws and Board committee charters, form the framework for our governance. All of these documents are publicly available on our website at www.hollyfrontier.com. Copies of these documents may also be obtained free of charge upon written request to HollyFrontier Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201, Attention: Vice President, Investor Relations.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, our Board is responsible for selecting the Board leadership structure that is in the best interests of the Company. Our Board, at this time, has determined that a leadership structure consisting of separate Chief Executive Officer and Executive Chairman roles, together with a strong lead independent director, is appropriate for the Company. Currently, Mr. Jennings serves as our Executive Chairman, and Mr. George J. Damiris serves as our Chief Executive Officer and President.

The Board believes that at this time the separation of these positions enhances both the oversight of management by the Board and the Company’s overall leadership structure. In addition, as a result of his former role as our Chief Executive Officer, Mr. Jennings has Company-specific experience and expertise and as Executive Chairman can identify strategic priorities, lead the discussion and execution of strategy, and facilitate the flow of information between management and the Board.

In order to give a significant voice to our non-management directors and to reinforce effective, independent leadership on the Board, and in recognition of his demonstrated leadership skills, the Board has appointed Mr. Bech as lead director. The lead director’s responsibilities are set forth in the Company’s Corporate Governance Guidelines and include:

•	presiding over executive sessions of the Board’s independent directors and at all meetings of the Board at which the Executive Chairman is not present;

•	communicating matters discussed at the executive session to the Executive Chairman and Chief Executive Officer, as appropriate;

•	calling meetings of independent directors if desirable or necessary;

•	serving as a liaison between the Chief Executive Officer, the Executive Chairman and the independent directors;

•	advising and consulting with the Executive Chairman, the Chief Executive Officer and the chairperson of each committee regarding Board and committee meetings, as necessary, desirable or appropriate;

•

maintaining regular contact with the Executive Chairman and Chief Executive Officer to provide access for any issue that may arise and assist in communication, if appropriate, and to ensure that there is a steady, relevant, meaningful and effective information flow from management to the Board;

•	approving in advance, in consultation with the Executive Chairman and Chief Executive Officer, agendas, schedules and related information for all meetings of the Board; and

•

advising and consulting with the Executive Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company’s management to, and other communications with, the independent directors.

The Board has established a policy that its non-management directors meet in executive session, without members of management present. If the lead director is unable to attend a meeting of the non-management directors, then the non-management directors will designate an independent director to preside at the meeting.

We believe that the foregoing structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Board Oversight of Risk Management

The Board oversees management of risk. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and/or financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•	The Audit Committee oversees management of exposure to financial risks and monitors and evaluates the effectiveness of the Company’s risk management and risk assessment guidelines and policies.

•	The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and incentive structure.

•	The Nominating/Corporate Governance Committee oversees the Company’s ethics and compliance programs.

•	The Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with the environment, health, safety and public policy.

•	The Finance Committee oversees the management of risks relating to the Company’s capital allocation and capital investment strategies.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.

The Board also receives input from the Company’s Risk Management Oversight Committee on management’s views of the risks facing the Company. This committee is made up of management personnel and monitors the risk environment for the Company as a whole. This committee also supports the efforts of the Board and the Board committees to monitor and evaluate guidelines and policies governing the Company’s risk assessment and management.

Director Independence

Board of Directors. NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, Messrs. Bech, Echols, Hardage, Kostelnik, Lee, Myers, Rose and Valenta, is independent under the NYSE independence standards. Messrs. Jennings and Damiris are deemed not to be independent because they are employees of the Company.

Audit Committee. The Board has determined each member of the Audit Committee is “independent” as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has also determined that Mr. Echols’ service as a member of the audit committees of Trinity Industries, Inc., EnLink Midstream GP, LLC and EnLink Midstream Manager, LLC does not impair his ability to effectively serve on the Audit Committee of the Company.

Compensation Committee. The Board has determined each member of the Compensation Committee is “independent” as defined by the NYSE listing standards. The Board had also previously determined that Mr. Myers was “independent” as defined by the NYSE listing standards during the time he served on the Compensation Committee. For each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the sources of such director’s compensation, such as any consulting, advisory or other compensatory fees paid by the Company, and whether the director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Nominating/Corporate Governance Committee. The Board has determined each member of the Nominating/Corporate Governance Committee is “independent” as defined by the NYSE listing standards. The Board had also previously determined that Mr. Kostelnik was “independent” as defined by the NYSE listing standards during the time he served on the Nominating/Corporate Governance Committee.

Environmental, Health, Safety, and Public Policy Committee. The Board has determined each member of the Environmental, Health, Safety, and Public Policy Committee is “independent” as defined by the NYSE listing standards. The Board had also previously determined that Mr. Rose was “independent” as defined by the NYSE listing standards during the time he served on the Environmental, Health, Safety, and Public Policy Committee.

Finance Committee. The Board has determined each member of the Finance Committee is “independent” as defined by the NYSE listing standards.

Independence Determination. In making its independence determinations, the Board considered certain transactions, relationships and arrangements. In determining Mr. Hardage’s independence, the Board considered that Mr. Hardage is a non-controlling manager and member of TCTC Holdings, LLC (which may be deemed to beneficially own 8.10% of the Company’s common stock) and holds various other positions with TCTC’s subsidiaries. The Board has determined that this relationship does not impair the independence of Mr. Hardage.

Director Nominations

Qualifications

In considering nominees for election as director, the Nominating/Corporate Governance Committee considers a number of factors, with an objective of having a board with diverse backgrounds and experiences. The Nominating/Corporate Governance Committee is also responsible for recommending the nomination of incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

Characteristics expected of all directors include integrity, exceptional talent and judgment, and the ability and willingness to commit adequate time to the Board. In evaluating the suitability of individual board members, the committee takes into account many factors, including the candidate’s knowledge of the communities in which the Company does business, the Company’s industry, or other industries relevant to the Company’s business, or other organizations of comparable size and personal qualities, background and reputation. The Board also considers the diversity of race, gender, culture, age, education, viewpoints, background, experience and skill when evaluating candidates.

Pursuant to our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee will not recommend to the Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting at which he or she would be elected or re-elected. The Board may approve an exception to this policy on a case by case basis.

Stockholder Recommendations

The Nominating/Corporate Governance Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the Nominating/Corporate Governance Committee. Stockholders may submit such a recommendation by sending a letter to the Secretary of the Company at the Company’s principal executive offices. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”

To be considered for inclusion in the proxy statement, recommendations must be submitted in writing no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders in compliance with the notice procedures and informational requirements set forth in Article III, Section 12 of the Company’s By-Laws. A stockholder’s notice must include the following:

•	the name of the stockholder recommending the director candidate and the class and number of shares of common stock which are beneficially owned by the stockholder;

•	a written statement by the director candidate agreeing to being named in the Company’s proxy materials and to serve as a member of the Board if nominated and elected; and

•

all other information relating to the nominating stockholder or director candidate that would be required to be disclosed in a proxy statement relating to an election of directors, or is otherwise required by Regulation 14A under the Exchange Act or Article III, Section 12 of the Company’s By-Laws.

For more information, see “Additional Information — Stockholder Proposals.”

Communications with the Board

Any stockholder or other interested party may communicate with the non-management directors by e-mailing the lead director at presiding.director.HFC@hollyfrontier.com or writing to: Lead Director, c/o Secretary, HollyFrontier Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201. Communications to the Board generally may be sent certified mail to HollyFrontier Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201, Attention: Secretary. The Secretary will forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of the Company.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The purpose of this Code is to, among other things, affirm the Company’s commitment to the highest standards of business conduct and ethics, integrity and compliance reporting in accordance with all applicable laws. The Code sets forth a common set of values and standards to which all of the Company’s directors, officers and employees must adhere. The Company will post information regarding an amendment to, or waiver from, its Code of Business Conduct and Ethics on its website under the Investor Relations tab.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

Under the Company’s Corporate Governance Guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. During 2015, the Board held 16 meetings. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served during the period he was a director.

The Company does not have a policy regarding director attendance at the annual stockholder meeting. All of our then-current directors attended the 2015 annual meeting of stockholders.

Board Committees

The Company currently has six standing committees:

•	an Audit Committee;

•	a Compensation Committee;

•	a Nominating/Corporate Governance Committee;

•	an Environmental, Health, Safety, and Public Policy Committee;

•	a Finance Committee; and

•	an Executive Committee.

Other than the Executive Committee, each of these committees operates under a written charter adopted by the Board. The Executive Committee operates pursuant to authority that is specifically delegated to it by the Board, and such delegated authority may be revoked at any time.

Upon the Nominating/Corporate Governance Committee’s recommendations, the Board elects committee members annually. The table below sets forth the current composition of our Board committees.

	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Environmental, Health, Safety, and Public Policy Committee	Finance Committee	Executive Committee
Douglas Bech		✓(Chair)	✓			✓
George Damiris						✓
Leldon Echols	✓(Chair)	✓
Kevin Hardage		✓		✓
Michael Jennings						✓(Chair)
Robert Kostelnik				✓(Chair)	✓
James Lee	✓		✓
Franklin Myers			✓(Chair)		✓	✓
Michael Rose	✓				✓(Chair)
Tommy Valenta	✓			✓

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. In addition, the Audit Committee oversees management of exposure to financial risks and monitors and evaluates the effectiveness of the Company’s risk management and risk assessment guidelines and policies. The functions and responsibilities of the Audit Committee include:

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	pre-approving all audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm;

•	reviewing the scope and the planning of the annual audit with management, the independent registered public accounting firm and the internal auditor;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	overseeing the internal audit function;

•	reviewing and discussing the Company’s internal controls over financial reporting with management and the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or accounting matters;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures;

•	establishing procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or questionable compliance matters;

•	reviewing and approving the Audit Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

During 2015, the Audit Committee held ten meetings. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements and each of Mr. Echols and Mr. Rose meets the requirements of an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating executive officers and the Board and oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The Compensation Committee may form and delegate some or all of its authority and responsibilities to subcommittees as it deems appropriate. The functions and responsibilities of the Compensation Committee include:

•	evaluating the performance and approving the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the Company’s other executive officers;

•	reviewing and approving the Company’s executive compensation programs and corporate goals and objectives relative to the compensation of the Company’s executive officers;

•	reviewing director compensation and making recommendations to the Board regarding the same;

•	administering and making recommendations to the Board with respect to the Company’s equity incentive plans;

•	reviewing succession planning for Company management and making recommendations to the Board regarding the same;

•	overseeing the preparation of the Compensation Discussion and Analysis to be included in the annual proxy statement;

•	preparing the Compensation Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Compensation Committee charter on an annual basis.

The Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Committee. For 2015, the Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant for matters related to executive and non-management director compensation. In selecting Pearl Meyer as its independent compensation consultant, the Compensation Committee assessed the independence of Pearl Meyer pursuant to SEC rules and considered, among other things, whether Pearl Meyer provides any other services to us, the fees paid by us to Pearl Meyer as a percentage of Pearl Meyer’s total revenues, the policies of Pearl Meyer that are designed to prevent any conflict of interest between Pearl Meyer, the Compensation Committee and us, any personal or business relationship between Pearl Meyer and a member of the Compensation Committee or one of our executive officers and whether Pearl Meyer owned any shares of our common stock. In addition to the foregoing, the Compensation Committee received an independence letter from Pearl Meyer, as well as other documentation addressing the firm’s independence. Pearl Meyer reports exclusively to the Compensation Committee and does not provide any additional services to us. The Compensation Committee has discussed these considerations and has concluded that Pearl Meyer is independent and that we do not have any conflicts of interest with Pearl Meyer.

During 2015, the Compensation Committee held six meetings.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board in overseeing that the Company is governed in a manner consistent with the best interests of the Company and its stockholders. In addition, the Nominating/Corporate Governance Committee oversees the Company’s ethics and compliance programs. The functions and responsibilities of the Nominating/Corporate Governance Committee include:

•	developing, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines;

•	identifying and recommending individuals qualified to be directors;

•	evaluating and determining whether directors are independent;

•	recommending committee composition and chairpersons;

•	reviewing and making recommendations to the Board on succession planning for the Board;

•	reviewing and approving, prior to acceptance, the Chief Executive Officer’s service on any other public company board;

•	monitoring the Company’s charitable contributions and political spending insofar as such activities exceed or can be expected to exceed 0.5% of the pre-tax income of the Company;

•	overseeing the Company’s ethics and compliance programs; and

•	reviewing the adequacy of the Nominating/Corporate Governance Committee charter on an annual basis.

During 2015, the Nominating/Corporate Governance Committee held six meetings.

Environmental, Health, Safety, and Public Policy Committee

The Environmental, Health, Safety, and Public Policy Committee oversees the Company’s environmental, health, safety and public policy matters. In addition, the Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with such matters. The functions and responsibilities of the Environmental, Health, Safety, and Public Policy Committee include:

•

reviewing reports and other information provided by management and consultants regarding material regulatory compliance and public policy matters relating to the environment, health, safety and public policy;

•	reporting material issues or compliance concerns included in those reports to the Board; and

•	reviewing the adequacy of the Environmental, Health, Safety, and Public Policy Committee charter on an annual basis.

During 2015, the Environmental, Health, Safety, and Public Policy Committee held four meetings.

Finance Committee

The Finance Committee oversees the Company’s capital allocation and capital investment strategies, including implementation and cost of capital. The functions and responsibilities of the Finance Committee include:

•	reviewing capital allocation priorities, policies and guidelines, including the Company’s cash flow forecasts, minimum cash requirements and liquidity targets;

•	reviewing the Company’s annual capital budget, capital strategy and significant capital expenditures and determining whether to recommend to the Board that such items be approved;

•	reviewing and making recommendations to the Board with respect to new capital projects;

•	periodically evaluating the performance of and returns on approved capital projects and other capital expenditures and reviewing significant cost variances; and

•	reviewing the adequacy of the Finance Committee charter on an annual basis.

The Finance Committee was formed in December 2015 and did not hold any meetings in 2015.

Executive Committee

The Executive Committee has such authority as the Board shall delegate to the committee from time to time. During 2015, the Executive Committee held three meetings.

Director Compensation

The Compensation Committee annually evaluates the compensation program for members of the Board who are not our officers or employees (“non-management directors”) in light of then-current market practices. Based on a recommendation from the Compensation Committee, the Board approved changes to the non-management director compensation program, effective January 1, 2015. Specifically, the Board approved (a) an increase in the annual cash retainer for Board service from $90,000 to $95,000, (b) an increase in the annual cash retainer for the Nominating/Corporate Governance Committee chair and the Environmental, Health, Safety, and Public Policy chair, in each case, from $10,000 to $15,000, and (c) a stipend of $2,500 a day (not to exceed 10 days per year without Board approval) for operations-related consultation by a Board member at the request of management. The components of non-management director compensation for 2015 are set forth below. Members of the Board who also serve as our officers or employees do not receive additional compensation in their capacity as directors.

For 2015, non-management directors were entitled to receive Board and Board committee retainers and meeting fees payable in cash and the other compensation described in the following table. We also reimburse directors for all reasonable expenses incurred in attending Board and Board committee meetings upon submission of appropriate documentation.

Board Service:	Compensation in 2015:
Annual Restricted Stock Units Award (1)	$135,000
Annual Cash Retainer	95,000
Lead Director Cash Retainer	30,000
Meeting Fee (2)	2,000

Board Committee Service:
Audit Committee Chair Annual Cash Retainer	20,000
Compensation Committee Chair Annual Cash Retainer	15,000
Nominating / Corporate Governance Committee Chair Annual Cash Retainer	15,000
Environmental, Health, Safety, and Public Policy Committee Chair Annual Cash Retainer	15,000
Committee Member Annual Cash Retainer (3)	10,000
Meeting Fee (2)	2,000

Other:
Stipend for Operations-Related Consultation at Request of Management	2,500/day (4)

(1)	The annual award is comprised of a number of restricted stock units equal to $135,000 divided by the market closing price of a share of our common stock on the date of grant, with the number of restricted stock units rounded up or down in the case of fractional shares.

(2)	Represents fees paid for meetings attended in person or by means of conference telephone. Meeting fees are not paid for attendance at the first six Board meetings or the first six meetings of each Board committee during the year.

(3)	Retainer paid for service on each committee.

(4)	Not to exceed 10 days per year without Board approval.

Equity Awards

Non-management directors receive an annual equity award grant in the form of restricted stock units having a fair market value of approximately $135,000 on the date of grant. At its last regular meeting in 2013, the Compensation Committee decided to make certain changes to the timing of the annual equity award grant process for non-management directors. Specifically, the Compensation Committee determined that annual grants of equity awards for 2014 and later years (including 2015) will be made in the fourth quarter of the preceding year, rather than in the first quarter of the year to which the award relates, in order to align the timing of the equity award grants with the timing of the other compensation decisions made for non-management directors and with the timing of long-term equity incentive award grants for our executive officers.

Continued service on the Board through the stated vesting date for the restricted stock units, which is in most cases approximately one year following the date of grant, is required in order for the restricted stock units to become vested. The restricted stock units granted in November 2014 for the 2015 fiscal year vested on December 1, 2015. The restricted stock units granted in November 2015 for the 2016 fiscal year will vest on December 1, 2016. Accelerated vesting of outstanding restricted stock units will occur upon a change in control (subject to the director serving as a member of the Board immediately prior to the change in control) or the director’s death, disability or retirement. Settlement of the restricted stock units in shares of our common stock occurs within 30 days of the event that caused the restricted stock units to vest. Directors do not have the rights of a stockholder with respect to the shares underlying the restricted stock units until the award vests and is settled in shares. However, directors are entitled to the payment of dividend equivalents on outstanding restricted stock units in the form of cash in an amount equal to the dividends that would have been paid with respect to the underlying shares after January 1 of the year following the year in which the date of grant occurs. These dividend equivalents are not subject to forfeiture.

Nonqualified Deferred Compensation

Our non-management directors are eligible to participate in the HollyFrontier Corporation Executive Nonqualified Deferred Compensation Plan, which is not tax-qualified under Section 401 of the Internal Revenue Code and allows participants to defer receipt of certain compensation (the “NQDC Plan”). The NQDC Plan allows non-management directors the ability to defer up to 100% of their cash retainers and meeting fees for a calendar year. Participating directors have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan.

Mr. Myers was the only non-management director that participated in the NQDC Plan in 2015. During 2015, no above market or preferential earnings were paid to Mr. Myers under the NQDC Plan and, therefore, none of the earnings received by Mr. Myers during 2015 are included in the Director Compensation Table below. For additional information on the NQDC Plan, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Retirement Benefits and Perquisites—Retirement Plans—Deferred Compensation Plan” and “Executive Compensation—Nonqualified Deferred Compensation.”

Stock Ownership and Retention Policy for Non-Management Directors

Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least three times the annual Board cash retainer paid to our directors (excluding any retainer paid for service on a Board committee). Directors have five years from their initial election to the Board to meet the target stock ownership requirements.

Directors are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the directors attain compliance with the stock ownership policy, the directors will be required to hold 50% of the shares of common stock received from any equity award. If a director attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the director will be deemed in compliance provided that the director retains the shares then held.

As of December 31, 2015, all of our non-management directors were in compliance with the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our directors are subject to our Insider Trading Policy, which, among other things, prohibits such directors from entering into short sales or hedging or pledging shares of our common stock.

Director Compensation Table

The table below sets forth the compensation earned by each of our non-management directors in 2015.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Douglas Y. Bech	$188,000	$135,026	$323,026
Leldon E. Echols	$161,000	$135,026	$296,026
R. Kevin Hardage	$133,000	$135,026	$268,026
Robert J. Kostelnik	$148,000	$135,026	$283,026
James H. Lee	$141,000	$135,026	$276,026
Franklin Myers	$158,000	$135,026	$293,026
Michael E. Rose	$141,000	$135,026	$276,026
Tommy A. Valenta	$141,000	$135,026	$276,026

(1)	Mr. Jennings and Mr. Damiris are not included in this table because each of them was a management director and, consequently, received no additional compensation for his service as a director. The compensation earned by Mr. Jennings and Mr. Damiris in 2015 is shown under “Executive Compensation—Summary Compensation Table.”

(2)	Represents the aggregate grant date fair value of restricted stock units granted to the non-management directors on November 11, 2015 for the 2016 fiscal year (the “2016 Director Awards”), determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Because the 2016 Director Awards were granted during 2015, they are reported in the “Stock Awards” column of the Director Compensation Table for 2015 rather than 2016 in accordance with SEC rules. The annual restricted stock unit awards for the 2015 fiscal year were granted on November 12, 2014 and were reported in the “Stock Awards” column of the Director Compensation Table for 2014 rather than 2015 in accordance with SEC rules. For additional information regarding the annual restricted stock unit awards and grant process for non-management directors, please see “—Equity Awards” above.

The 2016 Director Awards will vest on December 1, 2016, subject to continued service on the Board. As of December 31, 2015, the 2016 Director Awards were the only outstanding equity awards held by our non-management directors.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL 2)

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material contained in this proxy statement.

In accordance with the preference expressed by our stockholders, the Board has determined that we will provide this opportunity annually until the next non-binding stockholder advisory vote on the frequency of future advisory votes on executive compensation, which will occur no later than our annual meeting of stockholders in 2017.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are primarily designed to (i) attract, motivate and retain our named executive officers, who are critical to our success, (ii) provide incentives for our named executive officers to achieve and exceed our operational, financial, and strategic goals, and (iii) align the interests of our named executive officers with those of our stockholders. Under these programs, compensation for our named executive officers is tied to performance, including our financial results and stockholder returns. Please read the information under “Compensation Discussion and Analysis”, and review the compensation tables and narratives that follow, for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2015.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensatory philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take those results into consideration when making future decisions regarding executive compensation.

Required Vote and Recommendation

The advisory vote on the compensation of named executive officers requires the approval of a majority of the votes cast on the proposal.

Executive Officers

The following sets forth information regarding the executive officers of the Company as of March 7, 2016:

Name	Age	Position
Michael C. Jennings	50	Executive Chairman
George J. Damiris	55	Chief Executive Officer and President
Douglas S. Aron	42	Executive Vice President and Chief Financial Officer
James M. Stump	48	Senior Vice President, Refining
Denise C. McWatters	56	Senior Vice President, General Counsel and Secretary

Information regarding Messrs. Jennings and Damiris is included above under “Election of Directors.”

Douglas S. Aron has served as Executive Vice President and Chief Financial Officer of the Company since the merger in July 2011. Mr. Aron has also served as Executive Vice President of HLS since November 2012. Mr. Aron previously served as Chief Financial Officer of HLS from November 2012 to October 2015 and as Executive Vice President and Chief Financial Officer from July 2011 through December 2011. Prior to joining the Company, he was Executive Vice President and Chief Financial Officer of Frontier from 2009 until 2011. Additionally, he served as Vice President-Corporate Finance of Frontier from 2005 to 2009 and Director-Investor Relations from 2001 to 2005. Prior to joining Frontier, Mr. Aron was a lending officer for Amegy Bank.

James M. Stump has served as Senior Vice President, Refining (formerly called Senior Vice President, Refinery Operations) of the Company since the merger in July 2011. During his 21 years at Frontier, Mr. Stump held various positions, including serving as Vice President – Refining Operations for Frontier Refining and Marketing from 2009 until July 2011 and as Vice President and Refining Manager from 2002 to 2009.

Denise C. McWatters has served as Senior Vice President, General Counsel and Secretary since January 2013. She previously served as Deputy General Counsel from October 2007 until May 2008 and as Vice President, General Counsel and Secretary from May 2008 until January 2013. Prior to joining the Company, Ms. McWatters served as the General Counsel of The Beck Group from 2005 through October 2007. Ms. McWatters also has served as Senior Vice President, General Counsel and Secretary of HLS since January 2013, Vice President, General Counsel and Secretary of HLS from May 2008 until January 2013 and Deputy General Counsel of HLS from October 2007 to April 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This compensation discussion and analysis provides information about our compensation objectives and policies, as determined by the Compensation Committee. In addition, the compensation discussion and analysis is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Overview

We hold our executive officers accountable for our performance and for maintaining a culture of strong ethics and exemplary safety. For 2015, our “named executive officers” or “NEOs” were:

Name	Position with HollyFrontier during 2015
Michael C. Jennings	Chief Executive Officer and President (1)
Douglas S. Aron	Executive Vice President and Chief Financial Officer
George J. Damiris	Executive Vice President and Chief Operating Officer (2)
James M. Stump	Senior Vice President, Refining
Denise C. McWatters	Senior Vice President, General Counsel and Secretary

(1)	Effective January 1, 2016, Mr. Jennings began service as Executive Chairman of the Company. For additional information, see “—2016 Executive Compensation Decisions” below. For purposes of this compensation discussion and analysis, unless otherwise noted, references to Chief Executive Officer are references to Mr. Jennings.

(2)	Effective January 1, 2016, Mr. Damiris began service as Chief Executive Officer and President of the Company. For additional information, see “—2016 Executive Compensation Decisions” below.

The compensation of our named executive officers is also presented in the tables and related information provided under “Executive Compensation” below.

Certain of our executive officers also provide services to our wholly-owned subsidiary, HLS, and HEP. HLS is the general partner of HEP Logistics Holdings, L.P., which is the general partner of HEP. We own 37% of the limited partner interests in HEP and the 2% general partner interest in HEP. In 2015, Messrs. Jennings and Aron and Ms. McWatters also served as named executive officers of HLS and split their professional time between HEP and us. Neither Mr. Jennings, Mr. Aron nor Ms. McWatters received any compensation from HLS or HEP during 2015 and, therefore, in accordance with SEC rules, a portion of the compensation paid by us to each of them for 2015 was allocated to the services they performed for HLS and HEP during 2015 and was included in the Compensation Discussion and Analysis and the accompanying narratives and tables contained in HEP’s Annual Report on Form 10-K for the year ended December 31, 2015. The total compensation paid and other benefits made available to Messrs. Jennings and Aron and Ms. McWatters by us, including amounts disclosed in HEP’s Annual Report on Form 10-K for the year ended December 31, 2015, are disclosed below.

2015 Business Highlights

The Compensation Committee believes that our executive management team has created significant value for our stockholders in 2015. The following are key highlights of our achievements in 2015:

•	Net income attributable to our stockholders was $740 million.

•

Our reported gross margin per barrel increased 15% year on year to $16.07 per barrel (excluding the lower of cost or market inventory valuation adjustment of $227 million for the year ended December 31, 2015) driven by our 52% weighting towards gasoline production.*

•

Our balance sheet continued to remain strong with a total debt to capital ratio of 1% (excluding Holly Energy Partners, L.P. debt, which is non-recourse to us). As of December 31, 2015 our total cash and marketable securities balance was $211 million and long term debt was $31 million (excluding Holly Energy Partners, L.P. debt, which is non-recourse to us).

•

Our reported record refinery utilization rate in 2015 was 97.6%, which represents a 6% improvement relative to 2014 and the highest level achieved since the merger of Holly Corporation and Frontier Oil Corporation in 2011.

•	We returned $990 million in cash to shareholders through share repurchases and dividends in 2015, which represents a 13% total cash yield to shareholders.

*	See “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” following Item 7A of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for reconciliations to amounts reported under Generally Accepted Accounting Principles.

These achievements were taken into account in awarding 2015 annual incentive bonuses to our named executive officers. We believe the total compensation received by our named executive officers for 2015 was reflective of the Company and individual performance for the year.

Say-on-Pay Vote

At our 2015 annual meeting of stockholders, our stockholders had an opportunity to cast an advisory vote on executive compensation. At that meeting, over 94% of the votes cast by our stockholders were voted in support our executive pay program. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation, and the Compensation Committee did not make any material changes to its executive compensation program in 2015 based on the results of the advisory vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Stockholder-Friendly Features of Our Executive Compensation Program

Our executive compensation program continues to contain the following stockholder-friendly features:

•	The vesting of 50% of the equity awards awarded to our executive officers each year is based on the Company’s performance as compared to that of our industry peers over a period of time;

•	A majority of the annual incentive cash compensation paid to our executive officers is based on our financial performance as compared to that of our industry peers;

•	We do not have employment agreements with any of our executive officers;

•	Our executive officers are provided minimal perquisites;

•	Our executive officers are subject to significant stock retention requirements;

•	Our equity award agreements with our executive officers contain “double trigger” provisions;

•	Our change in control severance agreements with our executive officers contain “double trigger” provisions and do not include tax reimbursement or gross-up provisions; and

•	We prohibit the hedging and pledging of Company stock.

Philosophy and Objectives of Executive Compensation Program

Pay-for-Performance Philosophy

Our compensation programs are designed to remunerate executives in accordance with a pay-for-performance philosophy. As such, the compensation programs are intended to provide incentives to our executives, as well as other employees, to maximize operational performance and stockholder value, which in turn affects the overall compensation earned by our management.

Each executive officer’s total direct compensation is heavily influenced by company and individual performance measures.

•

Our annual incentive cash compensation program is entirely based on each executive officer’s achievement of specified levels of performance with respect to the following performance measures: (a) financial, (b) environmental, health and safety and (c) individual.

•

The vesting of 50% of the equity awards granted to each executive officer annually is based on the Company’s performance with respect to two performance metrics (i.e., “return on capital employed” and “total shareholder return”) as compared to that of our industry peers.

Objectives

While the Compensation Committee has not adopted any formal policies for allocating compensation among salaries, bonuses and equity compensation, in designing the compensation program for executive officers, the Compensation Committee sought to achieve the following key objectives:

•

Attract and Retain Talented and Productive Executives.  The compensation program should provide each executive officer with a total compensation opportunity that is competitive within the market. This objective is intended to ensure that we are able to attract and retain executives while maintaining an appropriate cost structure.

•	Motivate Executives. The compensation program should provide incentives for our executive officers to achieve and exceed our operational, financial and strategic goals.

•

Alignment with Stockholders.  The compensation program should align executives’ interests with those of our stockholders, promoting actions that will have a positive long-term impact on total stockholder return.

•	Compensation Should Be Transparent. The elements of the compensation program should be easily understood by both our executive officers and our stockholders and be competitive in our industry.

Components of Our Executive Compensation Program

The components of the compensation program for our executive officers are:

•	base salary;

•	annual incentive cash compensation;

•	long-term equity incentive compensation;

•	severance and change in control benefits; and

•	employee retirement, health and welfare benefits and limited perquisites.

Each of these components is described in further detail in the narrative that follows. Specific information regarding 2015 compensation is included below in the section titled “2015 Executive Compensation Decisions.”

Base Salary

Base salaries provide executives with a predictable level of income. The Compensation Committee reviews base salaries annually and determines base salaries on the basis of market practices and each executive’s position, level of responsibility, individual performance, and position relative to other executives and other compensation elements. The Compensation Committee also reviews competitive market data relevant to each position provided by the compensation consultant.

Annual Incentive Cash Compensation

Under our annual incentive cash compensation program, named executive officers are eligible for cash bonuses that are designed to attract and retain senior leadership, reward achievement of financial and business goals and align executives’ interests with stockholders. Annual incentive cash opportunities for our named executive officers are reviewed annually and differ with the level of responsibility of each executive.

Long-Term Equity Incentive Compensation

Equity awards are provided under our Long-Term Incentive Compensation Plan (the “LTIP”) and, until April 26, 2016, will be also provided under our Omnibus Incentive Compensation Plan (the “Omnibus Plan”). For ease of discussion, the LTIP and the Omnibus Plan are collectively referred to in this proxy statement as the “Equity Plans.” The term of the Omnibus Plan expires on April 26, 2016 and will not be extended. The Compensation Committee oversees the administration of the Equity Plans and grants equity incentive awards to qualifying employees at its discretion. Historically, awards under the Equity Plans were made annually during the first quarter of each year; however, beginning in the fourth quarter of 2012, annual awards are typically made during the fourth quarter of the year preceding the year to which the awards relate.

We view long-term equity incentive compensation as the cornerstone of the executive compensation program because we believe:

•	equity incentives and the related vesting periods help attract and retain executives capable of executing our business strategies;

•	the value received by the recipient of equity incentives is aligned with long-term value creation for our stockholders; and

•	equity incentives provide the closest link between our performance and the executives’ compensation.

In determining the appropriate amount and type of long-term equity incentive awards to be made, the Compensation Committee considers an executive officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies and prior awards. In addition, the Compensation Committee has historically considered the recommendations of our Chief Executive Officer, except in regard to his own equity awards.

Severance and Change in Control Benefits

Severance and change in control protections are provided to our executive officers pursuant to the terms of outstanding awards granted under the Equity Plans and pursuant to change in control severance agreements. The award agreements related to outstanding restricted stock and performance share units granted to our named executive officers include accelerated vesting provisions in the event of certain terminations of employment, including in connection with a change in control. For additional information about these provisions, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” In addition, we have entered into change in control severance agreements with each of our named executive officers, as described below. These agreements are designed to provide benefits only in the event of a qualifying termination of employment following a change in control transaction, and do not provide any benefits without a termination of employment.

Agreements Entered into with Former Holly Executives

Prior to the merger of Holly and Frontier, we had change in control severance agreements with our executive officers, including our named executive officers, who were serving as executive officers of Holly (referred to as “former Holly executives”). The Compensation Committee determined that it was in the best interests of the stockholders to maintain these agreements following the merger in light of the depth of knowledge and experience of these executive officers and the need to ensure stable management in the event of a potential change in control. In January 2013, in connection with her promotion to Senior Vice President, Ms. McWatters entered into our form of change in control severance agreement for promoted individuals, which does not include a tax reimbursement provision for potential parachute payments under Section 280G of the Code and is intended to provide benefits similar to those adopted for our executive officers who served as executive officers of Frontier prior to the merger (referred to as “former Frontier executives”) as described below. In March 2013, Mr. Damiris entered into an amendment to his change in control severance agreement pursuant to which he agreed to waive the tax reimbursement provision in his change in control severance agreement. On January 1, 2016, in connection with his appointment as Chief Executive Officer and President, Mr. Damiris entered into our form of change in control severance agreement for promoted individuals, which superseded and replaced his prior change in control severance agreement with the Company. For additional information about the severance benefits provided under the change in control severance agreements with the former Holly executives, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Agreements with Former Frontier Executives

Frontier had change in control severance agreements and executive severance agreements with each of the former Frontier executives prior to the merger. In order to maintain the continuity of management following the merger, we agreed to assume Frontier’s change in control severance agreements and executive severance agreements with Messrs. Jennings, Aron and Stump, subject to certain modifications. In February 2012, in order to harmonize the severance benefits payable to all executive officers, the Board adopted a new form of change in control severance agreement for the former Frontier executives, including Messrs. Jennings, Aron and Stump. Upon entry into the new agreement, the change in control severance agreements and executive severance agreements assumed in the merger were terminated. In May 2012, Messrs. Jennings and Aron each entered into an amendment to his respective change in control severance agreement pursuant to which each agreed to waive the tax reimbursement provision in his change in control severance agreement. Mr. Stump entered into the same amendment to his change in control severance agreement in October 2013. On December 19, 2015, we entered into a new change in control severance agreement with Mr. Jennings in connection with his appointment as Executive Chairman, which superseded and replaced his prior change in control severance agreement with the Company and pursuant to which the multiple used to determine the cash severance amount that would be payable to Mr. Jennings upon a qualifying termination during the change in control protection period was reduced from three times (3x) to one times (1x).

None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code. For additional information about the severance benefits provided under the change in control agreements with the former Frontier executives, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Retirement Benefits and Perquisites

Retirement Plans

Retirement Pension Plans.  We traditionally maintained the Holly Retirement Plan, a tax-qualified defined benefit retirement plan (the “Retirement Plan”), and the Holly Retirement Restoration Plan, an unfunded plan that provides additional payments to participating executives whose Retirement Plan benefits were subject to certain limitations under the Code (the “Restoration Plan”). Until January 1, 2012, Holly employees hired prior to 2007 and not subject to a collective bargaining agreement were eligible to participate in the Retirement Plan. No additional benefits accrued under the Retirement Plan and Restoration Plan for any participants effective May 1, 2012, and the retirement benefits we offer to our employees on and after that date are solely provided through defined contribution retirement plans, such as the 401(k) Plan described below. The Retirement Plan was liquidated in June 2013. None of our named executive officers has ever participated in the Retirement Plan or the Restoration Plan.

Defined Contribution Plan.   For 2015, our named executive officers were able to participate in the HollyFrontier Corporation 401(k) Retirement Savings Plan, which is a tax-qualified defined contribution plan (the “401(k) Plan”). Employees who are not eligible to participate in the NQDC Plan may contribute amounts between 0% and 75% of their eligible compensation to the 401(k) Plan, while employees who are eligible to participate in the NQDC Plan may contribute amounts between 0% and

50% of their eligible compensation to the 401(k) Plan. Employee contributions that were made on a tax-deferred basis were generally limited to $18,000 for 2015, with employees 50 years of age or over able to make additional tax-deferred contributions of $6,000.

For 2015, we made a retirement contribution of 3% to 8% of the participating employee’s eligible compensation under the 401(k) Plan, subject to applicable limitations under the Code, based on years of service, as follows:

Years of Service	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

In addition to the retirement contribution, in 2015, we made matching contributions to the 401(k) Plan equal to 100% of the first 6% of each participating employee’s eligible compensation up to compensation limits. In 2015, all of our named executive officers participated in the 401(k) Plan and received matching contributions and the retirement contribution. Matching contributions vest immediately and retirement contributions are subject to a three-year cliff-vesting period.

Deferred Compensation Plan.  Certain of our employees, including our named executive officers, were also eligible to participate in the NQDC Plan in 2015. The NQDC Plan provides certain members of management and other highly compensated employees an opportunity to defer compensation in excess of qualified retirement plan limitations on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

Participants in the NQDC Plan can contribute between 1% and 50% of their eligible earnings, which includes base salary and bonuses, to the NQDC Plan. Participants in the NQDC Plan are also eligible to receive certain employer-provided contributions, including but not limited to matching contributions, retirement contributions, and nonqualified nonelective contributions. Matching contributions and retirement contributions represent contribution amounts that could not be made under the 401(k) Plan due to limitations on tax-qualified plans under the Code. We do not provide any subsidized returns or guarantee of returns on compensation deferred by our executives or other participants in the NQDC Plan. For more information regarding this plan, see “Executive Compensation—Nonqualified Deferred Compensation.”

Other Benefits and Perquisites

All of our executive officers are eligible to participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits.

During 2015, Messrs. Jennings, Aron and Damiris were permitted to use the company aircraft for personal travel, subject to a requirement that they reimburse us for all aggregate incremental costs associated with their personal use, including fuel costs, landing fees, catering charges, pilot overnight expenses and other similar charges incurred by us. In addition, we permit an executive’s family member to accompany the executive on a flight when the executive is traveling for business. No additional direct operating cost is incurred by us in such situations, but to the extent that Internal Revenue Service guidelines cause us to impute income to the executive for such family member travel, and that travel is not business-related, the associated tax liability is the responsibility of the executive.

In addition, for security reasons as a result of our increased size and value, we reimburse our executive officers up to $9,500 per year for any out-of-pocket expenses related to security training, consulting or technology. During 2015, we also reimbursed club initiation fees and monthly club dues for Messrs. Jennings, Aron and Damiris. The Compensation Committee believes that a club membership assists these executives in performing their responsibilities by providing a means for business entertainment and networking. We also provide reserved parking spaces for our executive officers.

Role of Compensation Committee in Establishing Compensation

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation to be paid to executive officers, including the named executive officers, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for us or our stockholders.

In setting compensation for executive officers, the Compensation Committee considers, among other things, recommendations by its independent compensation consultant and management and the compensation of similarly situated executives in comparable businesses. In addition, the Compensation Committee annually reviews total compensation paid to the named executive officers for the prior year and, with the assistance of management, proposes long-term incentive compensation awards.

Role of Executive Officers in Establishing Compensation

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers, including the named executive officers (except with respect to his own compensation). Management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

•	our financial performance for the current year compared to the preceding year;

•	performance evaluations of the named executive officers (other than for the Chief Executive Officer, who is evaluated by the Compensation Committee); and

•	compensation provided to the named executive officers in previous years.

In addition, management may recommend and provide rationale for discretionary bonuses for named executive officers (other than for the Chief Executive Officer) to the Compensation Committee. Given the day-to-day familiarity that management has with the work performed by the named executive officers, the Compensation Committee values management’s recommendations. However, the Compensation Committee makes all final decisions as to the compensation of the named executive officers.

Role of Compensation Committee Consultant in Establishing Compensation

The Compensation Committee has retained Pearl Meyer as its independent compensation consultant to advise the Compensation Committee on matters related to executive and non-management director compensation. In 2015, the Compensation Committee received competitive market data and related observations and advice from Pearl Meyer with respect to the development and structure of our executive compensation program. As discussed above under “The Board, its Committees and its Compensation—Board Committees—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Pearl Meyer.

Market Review

We regularly compare our executive compensation program with market information regarding salary levels and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation as compared to that of companies within the energy industry that are generally comparable in size and scope of operations to us.

Market pay levels for our named executive officers are obtained from the SEC filings of the companies in our comparator group. We supplement this data for our named executive officers with, and obtain data for our executive officers from, various sources, including published compensation surveys, which cover our industry sector and labor market. As a component of setting 2015 compensation, in November 2014, the Compensation Committee reviewed a study of compensation paid to our executive officers prepared by Pearl Meyer. The following companies comprised the 2015 comparator group reviewed by the Compensation Committee:

• Ashland Inc.	• Murphy Oil Corporation

• Devon Energy Corporation	• ONEOK, Inc.

• Eastman Chemical Company	• PPG Industries Inc.

• Fluor Corporation	• Tesoro Corporation

• Hess Corporation	• Western Refining Inc.

• Huntsman Corporation	• Williams Companies, Inc.

• LyondellBasell Industries N.V.	• World Fuel Services Corporation

The 2015 comparator group remained unchanged from 2014.

The 2015 comparator group is different than the 2015 incentive peer group, which is used as a market comparison when determining payouts of certain performance-based incentive awards granted to executive officers. See “—2015 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a further discussion of the 2015 incentive peer group and the reasons for the differences from the 2015 comparator group.

2015 Executive Compensation Decisions

The Compensation Committee established 2015 total direct compensation, including base salary, annual incentive cash compensation, and long-term equity incentive compensation awards, for our executive officers at pay levels approximating the middle range of market compensation. The Compensation Committee utilized the market data provided by Pearl Meyer and internal evaluations of the executive officers to establish total compensation opportunities for the executive officers that are consistent with this objective.

Based on the 2015 annual review of compensation, the Compensation Committee believes that 2015 compensation for the named executive officers reflects appropriate allocation of compensation between salary, bonuses and equity compensation.

Base Salary

The Compensation Committee establishes base salaries within a competitive range to provide our named executive officers with compensation consistent with their responsibilities, their experience, their individual performance and our peers. In the fourth quarter of 2014, the Compensation Committee conducted its annual review of base salaries and market survey data and determined that increases in the base salaries of all of our named executive officers, other than Mr. Jennings, were warranted based on factors such as our financial performance, market levels of compensation for comparable positions and internal pay equity. The Compensation Committee determined that an increase in the base salary of Mr. Jennings was not warranted because his base salary was already competitive with the market level of compensation for other chief executive officers. The following table sets forth the base salaries for 2014 and 2015 of our named executive officers:

Name and Title	2014 Base Salary	2015 Base Salary (1)	Percentage Increase
Michael C. Jennings Chief Executive Officer and President	$1,060,000	$1,060,000	0.0%
Douglas S. Aron Executive Vice President and Chief Financial Officer	$560,000	$580,000	3.6%
George J. Damiris Executive Vice President and Chief Operating Officer	$640,000	$660,000	3.1%
James M. Stump Senior Vice President, Refining	$475,000	$490,000	3.2%
Denise C. McWatters Senior Vice President, General Counsel and Secretary	$400,000	$430,000	7.5%

(1)	Represents increases effective January 1, 2015.

Annual Incentive Cash Compensation

In the fourth quarter of 2014, the Compensation Committee approved target awards under the annual incentive cash compensation program and the remaining terms of the annual incentive cash compensation awards granted to our executive officers for 2015. These awards were subject to our achievement of specified levels of performance with respect to certain financial and environmental, health and safety measures, as well as individual performance measures.

After considering target awards for comparable positions at our comparator group companies, for 2015, the Compensation Committee increased the percentage of Mr. Damiris’s annual incentive cash compensation that is subject to the financial measures from 60% to 70% and decreased the percentage of Mr. Damiris’s annual incentive cash compensation that is subject to the individual performance measures from 20% to 10%. No other changes were made to the annual incentive cash compensation for 2015 as compared to 2014. The following table sets forth the threshold, target and maximum award opportunities (as a percentage of annual base salary) for our named executive officers for 2015, and the portion of each named executive officer’s target award opportunity that is allocated to each performance measure.

	Award Opportunities			Allocation Among Performance Measures
Name	Minimum	Target	Maximum	Financial Measures	Environmental, Health and Safety	Individual
Michael C. Jennings	0%	140.0%	280.0%	98.0%	28.0%	14.0%
Douglas S. Aron	0%	80.0%	160.0%	56.0%	16.0%	8.0%
George J. Damiris	0%	85.0%	170.0%	59.5%	17.0%	8.5%
James M. Stump	0%	60.0%	120.0%	36.0%	12.0%	12.0%
Denise C. McWatters	0%	60.0%	120.0%	36.0%	12.0%	12.0%

The financial measures are weighted more heavily than the environmental, health and safety measures in order to incentivize and reward the executive officers for overall company performance as compared to its peers and to promote stockholder value creation. Awards are capped to avoid encouraging an excessive short-term focus, potentially at the expense of long-term performance.

To facilitate timely determination of award payouts, the measurement period for each of the above metrics covers four consecutive quarters starting with the fourth quarter of the preceding year (2014) and ending with the third quarter of the following year (2015).

Financial Measures.  The Compensation Committee allocates the majority of the executives’ bonus opportunity to financial performance in order to align the financial interests of our executive officers with the interests of our stockholders. The following equally-weighted criteria are used to determine overall performance under the financial measures metric:

Criteria	What It Means
Return on Capital Employed	Net income plus after-tax interest expense, divided by the sum of shareholders’ equity, plus minority interest, plus debt, less goodwill and intangible assets, less cash (excludes gains or losses attributable to first-in, first-out inventory valuation (including lower of cost or market adjustments) and asset impairment expenses (tangible or intangible)).
Operating Income	Total revenues less cost of goods sold less cash operating costs, divided by total revenues (excludes gains or losses attributable to first-in, first-out inventory valuation (including lower of cost or market adjustments) and asset impairment expenses (tangible or intangible)).
Cost Control/Economic Value Added	Measurement of actual controllable and fixed operating costs versus budgeted amounts; budgeted amounts are subject to revision by the Compensation Committee in its discretion based on changes in the business conditions or configuration of the business (e.g., items such as acquisitions or divestitures, unusual or non-recurring charges and changes in staffing relating to changed strategy approved by the Board will be considered as items for potential adjustment) and the bonus expense will also be adjusted if the actual varies from the budgeted amount.

The return on capital employed and operating income metrics are compared to the performance of the 2015 incentive peer group (calculated as the average of the performance of each company in the incentive peer group with respect to each metric).

For 2015, the incentive peer group included:

• Alon USA Energy, Inc.	• Tesoro Corporation

• Delek U.S. Holdings, Inc.	• Valero Energy Corp.

• Marathon Petroleum Corporation	• Western Refining Company

• PBF Energy Corporation

We compare the return on capital employed and operating income metrics against that of these companies because their collective performance reflects external economic conditions we are facing as a company and as an industry as a whole, and they are also companies with which both management and investment analysts compare our results. The 2015 incentive peer group differs from the 2015 comparator group because the 2015 incentive peer group includes companies that are too large in size (Valero Energy Corp.) or that significantly differ in ownership and management composition from us (Alon USA Energy, Inc.) to be suitable comparisons for considering total compensation packages.

The companies included in the 2015 incentive peer group are the same companies included in the 2014 incentive peer group.

The table below sets forth the percentage of a named executive officer’s total potential annual incentive cash compensation that is payable to the named executive officer based on the return on capital employed and operating income metrics as compared to the incentive peer group with respect to the such financial measures metrics:

Ratio of Company Performance Compared to Incentive Peer Group	Bonus Achievement
less than 0.5	Zero
0.5	50% of Target Percentage (Minimum)
0.51 to 0.99	Linear Interpolation between Minimum and Target
1.0	Target Percentage
1.01 to 1.499	Linear Interpolation between Target and Maximum
1.5 or greater	200% of Target Percentage (Maximum)

The chart below shows our performance with respect to the return on capital employed and operating income metrics as compared to the performance of the incentive peer group for 2015:

The cost control/economic value added metric is an internal measurement and involves a comparison of our actual costs incurred for the performance period as compared to our budgeted amounts for such costs for the performance period. The table below sets forth the percentage of an executive officer’s total potential annual incentive cash compensation that is payable to the executive officer based on the cost control/economic value added metric:

Actual Costs vs. Budgeted Costs	Bonus Achievement
greater than 1.03	Zero
1.03	50% of Target Percentage (Minimum)
less than 1.03 and greater than 1.01	Linear Interpolation between Minimum and Target
1.01	Target Percentage
less than 1.01 and greater than 0.995	Linear Interpolation between Target and Maximum
0.995 or less	200% of Target Percentage (Maximum)

Environmental, Health and Safety Measures.  The Compensation Committee selected this metric because it reflects one of our key business objectives, drives our overall performance and promotes accountability. Our performance with respect to the following equally-weighted criteria, as compared to our performance for the prior year, is used to determine performance under the environmental, health and safety metric:

Criteria	What It Means
Personal Safety	Measured by the OSHA 300 recordable incident rate (for our employees).
Process Safety	Measured by the severity-adjusted annual process safety incident rate (using API 754 Tier 1 and Tier 2 incident reporting) and a qualitative assessment of accomplishment versus stated objectives.
Environmental Events	Measured by the number of releases, spills, permit exceedances, violations and community complaints.

For environmental, health and safety measures, the incident rate or the number of incidents for each component, as applicable, will be compared to the incident rate or the number of incidents, as applicable, in the prior 12-month period and the total percentage change will determine the environmental, health and safety performance. The table below sets forth the percentage of the named executive officer’s total potential environmental, health and safety measures target that is payable to the named executive officer based on the percentage change in the incident rate or the number of incidents, as applicable, as compared to the prior 12-month period:

Percentage Change	Bonus Achievement
Increase in Incident Rate/number of Incidents	Zero
0%	50% of Target Percentage (Threshold)
Decrease greater than 0% and less than 5%	Linear Interpolation between Threshold and Target
Decrease of 5%	Target Percentage
Decrease greater than 5% but less than 10%	Linear Interpolation between Target and Maximum
Decrease of 10% or more	200% of Target Percentage (Maximum)

Individual Performance Measures.  In addition to the metrics mentioned above, a portion of the award for each of the executive officers is based on the Compensation Committee’s evaluation of the executive officer’s individual performance during the year. The Committee considers various criteria such as interpersonal effectiveness, business conduct, professional and technical development, leadership, and results orientation. The evaluation is discretionary and based on a wide range of considerations which often change over the course of the year. Further, the Committee may exercise its discretion and increase, decrease, or eliminate awards based on individual performance for any executive officer.

2015 Performance.  The threshold, target and maximum performance levels and actual results for the performance measures are set forth in the table below:

Metric	Threshold	Target	Maximum	Actual for 2015	Bonus Achievement
Financial Measures					148%
Return on Capital Employed (as compared to peer group)	less than 0.5	1.0	1.5 or greater	1.077
Operating Income (as compared to peer group)	less than 0.5	1.0	1.5 or greater	1.165
Cost Control/EVA	Greater than 1.03	1.01	0.995 or less	0.985
Environmental, Health and Safety (as compared to Q4 2013-Q3 2014)					180%
Personal Safety	no change	decrease by 5%	decrease by 10%	decrease by 14%
Process Safety	no change	decrease by 5%	decrease by 10%	decrease by 38%
Environmental Events	no change	decrease by 5%	decrease by 10%	decrease by 7%

The following table sets forth the actual payouts to the named executive officers for 2015 as a percentage of base salary, including payments made based on our performance and discretionary bonuses awarded for individual performance.

Name	Financial Measures	Environmental, Health and Safety	Individual	Total
Michael C. Jennings	145.0%	50.4%	21.0%	216.4%
Douglas S. Aron	82.9%	28.8%	12.0%	123.7%
George J. Damiris	88.1%	30.6%	12.8%	131.4%
James M. Stump	53.3%	21.6%	18.0%	92.9%
Denise C. McWatters	53.3%	21.6%	18.0%	92.9%

In addition, for 2015, we awarded special one-time discretionary bonuses to each of the named executive officers in recognition of their extraordinary efforts and contributions to us in 2015 in the following amounts: (i) Mr. Jennings ($105,736), (ii) Mr. Aron ($57,656), (iii) Mr. Damiris ($82,694), (iv) Mr. Stump ($44,888) and (v) Ms. McWatters ($50,616).

Long-Term Equity Incentive Compensation

Our long-term equity incentive program currently consists of annual grants of restricted stock and performance share unit awards for our executive officers. At its last regular meeting in 2012, the Compensation Committee decided to make certain changes to its long-term equity award grant process, including changes to the timing of annual grants for each year. Specifically, the Compensation Committee determined that annual grants of long-term equity incentive awards for 2013 and later years will be made in the fourth quarter of the preceding year, rather than in the first quarter of the year to which the award relates, in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our executive officers and, with respect to performance share unit awards, to align the timing of the grant with the quarter in which the performance period commences. Pursuant to SEC rules, the long-term equity incentive awards granted in November 2014 for the 2015 fiscal year are disclosed as 2014 compensation in the Summary Compensation Table and are not included in the 2015 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2015 fiscal year, they are described in greater detail below. The long-term equity incentive awards granted in November 2015 for the 2016 fiscal year are discussed below under “—2016 Executive Compensation Decisions.”

Restricted Stock Awards

At its November 2014 meeting, the Compensation Committee approved grants of restricted stock with time-based vesting conditions to our executive officers for the 2015 fiscal year. The award is initially approved by the Compensation Committee as a dollar amount established according to the pay grade of the executive officer. The award is then converted into a number of shares by dividing the dollar amount by the closing price of our common stock on the grant date of the award. The following table sets forth the number of shares of restricted stock with time-based vesting conditions that were awarded for the 2015 fiscal year to each of the named executive officers.

Name	Number of Shares of Restricted Stock with Time-Based Vesting
Michael C. Jennings	68,541
Douglas S. Aron	18,849
George J. Damiris	22,296
James M. Stump	7,428
Denise C. McWatters	7,998

The restricted stock awards granted in November 2014 for the 2015 fiscal year vest in three equal annual installments on December 15, 2015, 2016 and 2017 (or the first business day thereafter if December 15 falls on a Saturday or Sunday), subject to continued employment. Each executive officer has the right to receive dividends and other distributions paid with respect to such shares of restricted stock.

Performance Share Unit Awards

At its November 2014 meeting, the Compensation Committee also approved grants of performance share unit awards to our executive officers for the 2015 fiscal year. Each executive officer was granted a target number of performance share units. The target award is initially approved by the Compensation Committee as a dollar amount established according to the pay grade of the executive officer. The target award is then converted into a number of shares by dividing the targeted dollar amount by the closing price of our common stock on the grant date of the award. The following table sets forth the target number of performance share units that were awarded for the 2015 fiscal year to each of the named executive officers.

Name	Target Number of Performance Share Units Granted
Michael C. Jennings	68,541(1)
Douglas S. Aron	18,849
George J. Damiris	22,296
James M. Stump	7,428
Denise C. McWatters	7,998

(1)	On January 1, 2016, Mr. Jennings voluntarily forfeited all of these performance share units in connection with his appointment as Executive Chairman of the Company. As a result, none of the performance share units granted to Mr. Jennings in November 2014 remain outstanding.

The Compensation Committee determined that performance metrics for the November 2014 grants for the 2015 fiscal year would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2015 incentive peer group. See “—2015 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a discussion of our 2015 incentive peer group. The performance period for these performance share unit awards runs from October 1, 2014 through September 30, 2017. The executive officers have the right to receive dividends and other distributions with respect to such outstanding performance share units, based on the target level of payout, and these dividends are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2014 for the 2015 fiscal year:

•	“return on capital employed” is calculated the same as return on capital employed for purposes of the 2015 annual incentive cash awards.

•

“total shareholder return” is defined as (i) the appreciation in our stock price during the performance period (in dollars) plus cumulative dividends paid during the performance period plus any additional value or compensation received by shareholders such as stock received from spinoffs, divided by (ii) the closing price of our stock on the first business day of the performance period.

The actual number of performance share units earned at the end of the performance period will be equal to (a) the target number of performance share units granted multiplied by (b) our average performance unit payout with respect to the performance metrics. The average performance unit payout is determined by adding our performance unit payout percentage with respect to each performance metric and dividing the sum by two.

For the return on capital employed metric, our performance unit payout is determined in accordance with the following table:

Company v. Incentive Peer Group Performance	Performance Unit Payout
Less than 0.50 of Incentive Peer Group Average	0%
0. 50 of Incentive Peer Group Average	50% of Target (Threshold)
From 0.51 to 0.99 of Incentive Peer Group Average	Interpolate between Threshold and Target
1.00 of Incentive Peer Group Average	100% (Target)
From 1.01 to 1.249 of Incentive Peer Group Average	Interpolate between Target and Stretch
1.25 of Incentive Peer Group Average	150% of Target (Stretch)
From 1.251 to 1.499 of Incentive Peer Group Average	Interpolate between Stretch and Maximum
1.50 or more of Incentive Peer Group Average	200% of Target (Maximum)

For the total shareholder return metric, an ordinal ranking of our total shareholder return versus the total shareholder return of each entity in our incentive peer group is calculated at the end of the performance period and payout is determined in accordance with the following table:

Company Rank within Incentive Peer Group	Performance Unit Payout
No. 8	Zero
No. 7	50% of Target (Threshold)
Higher than No. 7 but less than Median	Interpolate between Threshold and Target
Median	100% (Target)
Higher than Median but less than No. 2	Interpolate between Target and Maximum
No. 2 or Higher	200% of Target (Maximum)

An executive officer that received performance share unit awards in November 2014 for the 2015 fiscal year must be employed by us on December 15, 2017 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

Stock Ownership and Retention Policy

Our Board, the Compensation Committee and our executive officers recognize that ownership of our common stock is an effective means by which to align the interests of our directors and officers with those of our stockholders. In February 2012, the Nominating/Corporate Governance Committee recommended, and the Board approved, a new stock ownership policy. The terms of the stock ownership policy for our executive officers are summarized below.

Under the stock ownership policy, our officers are required to hold shares of our common stock as follows:

Officer Position	Value of Shares Owned
Executive Chairman and Chief Executive Officer	6x Base Salary
Executive Vice Presidents	3x Base Salary
Senior Vice Presidents	2x Base Salary
Vice Presidents	1x Base Salary

Our officers are required to meet the applicable requirements within five years of employment or promotion.

Officers are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the officers attain compliance with the stock ownership policy, the officers will be required to hold 50% of the shares of common stock received from any equity award, net of any shares used to pay tax withholdings. If an officer attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the officer will be deemed in compliance provided that the officer retains the shares then held.

As of December 31, 2015, all of our named executive officers were in compliance with the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, are subject to our Insider Trading Policy, which, among other things, prohibits employees from entering into short sales or hedging or pledging shares of our common stock.

Recoupment of Compensation

To date, the Board has not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, our change in control severance agreements with Messrs. Jennings, Aron and Stump and Ms. McWatters include language providing that amounts paid or payable pursuant to such agreements may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt.

In addition, the 2016 award agreements for awards under our long-term equity incentive program provide that the award, including amounts paid or realized with respect to the award, may be subject to reduction, cancelation, forfeiture or recoupment to the extent required by applicable law or any clawback policy that we adopt. The Compensation Committee will continue to evaluate the practical, administrative and other implications of adopting, implementing and enforcing a clawback policy.

Impact of Regulatory Compliance

In designing and implementing programs applicable to executives, the Compensation Committee considers the anticipated tax treatment to us and our executive officers of various payments and benefits, and the effects of applicable provisions of the Code, including Section 162(m) and Section 280G.

Section 162(m) limits the deductibility by a company of compensation in excess of $1,000,000 paid to certain executive officers. “Performance-based compensation” that has satisfied certain stockholder approval requirements is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. We intend that certain awards granted under our Equity Plans (such as the performance share unit grants) qualify as “performance-based compensation” that is exempt from limitations of Section 162(m) to the extent practicable. However, the deductibility of compensation depends on the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m). For additional information regarding Section 162(m), please see “Approval of Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (Proposal 4)” and “Approval of the Material Terms of the HollyFrontier Corporation Long-Term Incentive Compensation Plan for Purposes of Complying with Certain Requirements of Section 162(m) of the Internal Revenue Code of 1986, as Amended (Proposal 5)”.

Section 280G of the Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the change in control severance agreements entered into with certain of our executives, including all of our named executive officers, as well as accelerated vesting under restricted stock and performance share unit awards could result in “excess parachute payments” that are not deductible by

us. For more information regarding amounts payable and benefits available upon the occurrence of a change in control, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

2016 Executive Compensation Decisions

Appointment of Mr. Jennings as Executive Chairman

On December 4, 2015, the Board appointed Mr. Jennings as Executive Chairman of the Company, effective January 1, 2016. On December 19, 2015, the Compensation Committee approved and adopted a new change in control severance agreement with Mr. Jennings in connection with his appointment as Executive Chairman, which superseded and replaced his prior change in control severance agreement with the Company. The new change in control severance agreement is consistent with the prior change in control severance agreement except that the multiple used to determine the cash severance amount that would be payable to Mr. Jennings upon a qualifying termination during the period beginning six months preceding a change in control and ending on the two year anniversary of a change in control was reduced from three times (3x) to one times (1x).

In connection with his appointment as Executive Chairman of the Company, effective January 1, 2016, Mr. Jennings will receive a base salary of $1,000,000 and will not be eligible for a bonus under the annual incentive cash compensation program.

In addition, on January 1, 2016, Mr. Jennings forfeited all performance share units granted to him in 2013 and 2014. On December 4, 2015, Mr. Jennings forfeited $2,000,000 of restricted shares and all performance share units that were granted to him in 2015 for the 2016 fiscal year, as described in more detail below under “—Long-Term Equity Incentive Compensation.”

Appointment of Mr. Damiris as Chief Executive Officer and President

On December 4, 2015, the Board appointed Mr. Damiris as Chief Executive Officer and President of the Company, effective January 1, 2016. On January 1, 2016, in connection with his appointment as Chief Executive Officer and President, Mr. Damiris entered into our form of change in control severance agreement for promoted individuals, which superseded and replaced his prior change in control severance agreement. For additional information about the severance benefits provided under the new change in control severance agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

In connection with the appointment of Mr. Damiris as Chief Executive Officer and President of the Company, the Compensation Committee approved the following compensation for Mr. Damiris, effective as of January 1, 2016: (a) base salary of $1,100,000 and (b) a target bonus under the annual incentive cash compensation program of 130%.

Long-Term Equity Incentive Compensation

In November 2015 (and December 2015, in the case of Mr. Damiris), the Compensation Committee approved grants of restricted stock with time-based vesting conditions and performance share units to our executive officers for the 2016 fiscal year. The long-term incentive awards were allocated between award types as reflected below:

Pursuant to SEC rules, the long-term equity incentive awards granted in November 2015 (and December 2015, in the case of Mr. Damiris) for the 2016 fiscal year are disclosed as 2015 compensation in the Summary Compensation Table and are reported in the 2015 Grants of Plan-Based Awards table included in this proxy statement. These awards are described in greater detail below.

Restricted Stock Awards

In November 2015, the Compensation Committee approved grants of restricted stock with time-based vesting conditions to our executive officers for the 2016 fiscal year. The number of shares of restricted stock awarded to our executive officers was determined in the same manner as previously described for the restricted stock awards granted in November 2014 for the 2015 fiscal year. The following table sets forth the number of shares of restricted stock with time-based vesting awarded in November 2015 for the 2016 fiscal year to each of the named executive officers, which will vest in three equal installments on December 15 of 2016, 2017 and 2018 (or the first business day thereafter if December 15 falls on a Saturday or Sunday), subject to continued employment.

Name	Number of Shares of Restricted Stock with Time-Based Vesting
Michael C. Jennings	59,430	(1)
Douglas S. Aron	16,839
George J. Damiris	19,812
James M. Stump	6,936
Denise C. McWatters	6,936

(1)	On December 4, 2015, Mr. Jennings voluntarily forfeited 39,618 of these shares in connection with his appointment as Executive Chairman of the Company. As a result, 19,812 shares of the restricted stock granted to Mr. Jennings in November 2015 remain outstanding.

Each executive officer has the right to receive dividends and other distributions paid with respect to such shares of restricted stock.

In addition, on December 4, 2015, the Compensation Committee approved an additional grant of 31,317 shares of restricted stock to Mr. Damiris in connection with his appointment as Chief Executive Officer and President effective January 1, 2016, subject to the same terms and conditions described above for the awards made in November 2015. The original grant of restricted stock made to Mr. Damiris in November 2015 was awarded prior to his appointment as Chief Executive Officer and President and did not reflect a pay level approximating the middle range of market compensation for other chief executive officers.

Performance Share Unit Awards

In November 2015, the Compensation Committee granted performance share unit awards to our executive officers for the 2016 fiscal year. Each executive officer was granted a target number of performance share units, which was determined in the same manner as previously described for the performance share unit awards granted in November 2014 for the 2015 fiscal year. The following table sets forth the target performance share units granted to the named executive officers in November 2015 for the 2016 fiscal year.

Name	Target Number of Performance Share Units Granted
Michael C. Jennings	59,430	(1)
Douglas S. Aron	16,839
George J. Damiris	19,812
James M. Stump	6,936
Denise C. McWatters	6,936

(1)	On December 4, 2015, Mr. Jennings voluntarily forfeited all of these performance share units in connection with his appointment as Executive Chairman of the Company. As a result, none of the performance share units granted to Mr. Jennings in November 2015 remain outstanding.

The Compensation Committee determined that performance metrics for the November 2015 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2016 incentive peer group. The 2016 incentive peer group consists of the same companies as the 2015 incentive peer group. See “—2015 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a discussion of the 2015 incentive peer group.

The performance period for these performance share unit awards runs from October 1, 2015 through September 30, 2018. The executive officers that received performance share unit awards in November 2015 for the 2016 fiscal year have the right to receive dividends and other distributions with respect to such performance share units based on the target level of payout, and these dividends are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2015 for the 2016 fiscal year:

•

“return on capital employed” is defined as operating income before depreciation and amortization, divided by the sum of shareholders’ equity, plus minority interest, plus debt, less goodwill and intangible assets, less cash and marketable securities (excludes gains or losses attributable to first-in, first-out inventory valuation (including lower of cost or market adjustments), asset impairment expenses (tangible or intangible)) and non-cash asset writedowns.

•	“total shareholder return” is calculated the same as total shareholder return for purposes of performance share units granted in November 2014 for the 2015 fiscal year.

The actual number of performance share units earned at the end of the performance period will be determined in the same manner as the performance share unit awards granted in November 2014 for the 2015 fiscal year.

For the return on capital employed metric and the total shareholder return metric, an ordinal ranking of our return on capital employed versus the return on capital employed of each entity in our incentive peer group and our total shareholder return versus the total shareholder return of each entity in our incentive peer group, respectively, will be calculated at the end of the performance period and payout is determined in accordance with the following table:

Ranking of the Company within Peer Group	Performance Unit Payout
First	Maximum (200% of Target)
Second	167% of Target
Between Second and Target	Interpolate between 100% and 167%
Average of Fourth and Fifth	Target (100%)
Between Seventh and Target	Interpolate between 50% and 100%
Seventh	50% of Target (Minimum)
Eighth (last)	Zero

An executive officer that received performance share unit awards in November 2015 for the 2016 fiscal year must be employed by us on December 15, 2018 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

In addition, on December 4, 2015, the Compensation Committee approved an additional grant of 31,317 shares of target performance share units to Mr. Damiris in connection with his appointment as Chief Executive Officer and President effective January 1, 2016, subject to the same terms and conditions described above for the awards made in November 2015. The original grant of performance share units made to Mr. Damiris in November 2015 was awarded prior to his appointment as Chief Executive Officer and President and did not reflect a pay level approximating the middle range of market compensation for other chief executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the HollyFrontier Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Douglas Y. Bech Chairman	Leldon E. Echols	R. Kevin Hardage

EXECUTIVE COMPENSATION

The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers.

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Michael C. Jennings Chief Executive Officer and President	2015	$1,060,000	$328,336	$ 6,000,053	$2,071,664	$402,461	$ 9,862,514
	2014	1,060,000	166,208	6,000,079	1,304,436	285,351	8,816,074
	2013	990,000	—	6,690,127	2,364,204	339,444	10,383,775
Douglas S. Aron Executive Vice President and Chief Financial Officer	2015	$ 580,000	$127,256	$ 1,700,065	$ 647,744	$188,504	$ 3,243,569
	2014	560,000	122,576	1,650,041	393,792	133,428	2,859,837
	2013	530,000	25,000	1,784,155	769,136	165,961	3,274,252
George J. Damiris Executive Vice President and Chief Operating Officer	2015	$ 660,000	$166,844	$ 5,000,388	$ 783,156	$160,938	$ 6,771,326
	2014	539,923	115,328	2,562,180	424,320	118,897	3,760,648
	2013	435,000	115,000	836,266	369,054	94,245	1,849,565
James M. Stump Senior Vice President, Refining	2015	$ 490,000	$133,088	$ 700,259	$ 366,912	$138,535	$ 1,828,794
	2014	468,577	60,420	1,262,144	222,300	104,606	2,118,047
	2013	390,000	64,000	724,946	303,303	105,974	1,588,223
Denise C. McWatters Senior Vice President, General Counsel and Secretary	2015	$ 430,000	$128,016	$ 700,259	$ 321,984	$ 87,908	$ 1,668,167
	2014	400,000	124,880	700,145	187,200	71,298	1,483,523

(1)	Long-term equity incentive awards granted in November 2013 for the 2014 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2013, long-term equity incentive awards granted in November 2014 for the 2015 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2014, and long-term equity incentive awards granted in November 2015 (and December 2015, in the case of Mr. Damiris), for the 2016 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2015, in each case, in accordance with SEC rules. The awards for the 2015 fiscal year are described above in the section titled “Compensation Discussion and Analysis—2015 Executive Compensation Decisions—Long-Term Equity Incentive Compensation,” and the awards for the 2016 fiscal year are described above in the section titled “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(2)	Represents the discretionary bonus amount, if any, paid pursuant to the individual performance metric under our annual incentive cash compensation program. Other payments made pursuant to the annual incentive cash compensation program are included in the “Non-Equity Incentive Plan Compensation” column. For 2015, includes a special one-time cash performance bonus paid to Mr. Jennings ($105,736), Mr. Aron ($57,656), Mr. Damiris ($82,694), Mr. Stump ($44,888) and Ms. McWatters ($50,616) in recognition of their extraordinary efforts and contributions to us in 2015.

(3)	Represents the aggregate grant date fair value of awards of restricted stock and performance share units made in the year indicated, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the executive. See Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Long-term equity incentive awards granted in November 2013 for the 2014 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2013; long-term equity incentive awards granted in November 2014 for the 2015 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2014; and long-term equity incentive awards granted in November 2015 (and December 2015, in the case of Mr. Damiris) for the 2016 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2015, in each case, in accordance with SEC rules.

With respect to performance share units awarded in November 2015 (and December 2015, in the case of Mr. Damiris), in accordance with SEC rules and FASB ASC Topic 718, the performance share units are subject to a “market condition” (the total shareholder return (“TSR”) performance metric) and a “performance condition” (the return on capital employed (“ROCE”) performance metric). For purposes of determining the grant date fair value of the November 2015 (and December 2015, in the case of Mr. Damiris) performance share units reported in the table above, we have assumed an aggregate settlement of 100%, which includes a settlement of 54.7% of the TSR portion of the award and 45.3% of the ROCE portion of the award. If the ROCE portion of the award was settled at the maximum payout level of 200% (resulting in settlement of the aggregate award in an amount equal to 154.7%), the grant date fair value of the performance share unit awards would be as follows: Mr. Jennings, $4,641,041; Mr. Aron, $1,315,001; Mr. Damiris, $3,867,800; Mr. Stump, $541,650; and Ms. McWatters, $541,650. The maximum payout of the aggregate awards, however, could be up to 200%. Notwithstanding the foregoing, on December 4, 2015, Mr. Jennings forfeited 39,618 shares of restricted stock and all performance share units, in each case, granted to him in November 2015. If these forfeitures were reflected in the column above, the amount in respect of Mr. Jennings “Stock Awards” for 2015 would be $1,000,110. In addition, on January 1, 2016, Mr. Jennings forfeited all performance share units granted to him in 2013 and 2014. The amounts in this column do not reflect the effect of the forfeitures described in the immediately preceding sentence since such forfeitures occurred after December 31, 2015.

For additional information regarding the awards granted in 2015, see “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Long-Term Equity Incentive Compensation,” “2015 Grants of Plan-Based Awards,” and “Outstanding Equity Awards at Fiscal Year End.”

(4)	For 2015, represents awards made pursuant to the annual incentive cash compensation program with respect to the financial measures and environmental, health and safety measures. Amounts paid pursuant to the individual performance component of the annual incentive cash compensation program are included in the “Bonus” column. The 2015 awards are described in more detail in “Compensation Discussion and Analysis—2015 Executive Compensation Decisions—Annual Incentive Cash Compensation.”

(5)	For 2015, includes compensation as described under “All Other Compensation” below.

All Other Compensation

The table below describes the components of compensation for 2015 included in the “All Other Compensation” column in the Summary Compensation Table above.

Name	401(k) Plan Retirement Contributions	401(k) Plan Company Matching Contributions	NQDC Plan Retirement Contributions	NQDC Plan Company Matching Contributions	Perquisites (1)	Tax Reimbursements (2)	Total
Michael C. Jennings	$13,913	$15,900	$167,737	$191,700	$12,457	$754	$402,461
Douglas S. Aron	$17,225	$15,900	$70,810	$65,363	$19,206	—	$188,504
George J. Damiris	$10,600	$15,900	$53,775	$80,663	—	—	$160,938
James M. Stump	$19,100	$15,900	$60,063	$43,472	—	—	$138,535
Denise C. McWatters	$10,600	$15,900	$24,563	$36,845	—	—	$87,908

(1)	For Mr. Jennings, includes $12,157 for club dues and $300 for a Company-paid reserved parking spot.

For Mr. Aron, includes $10,692 for club dues, $8,214 for personal security equipment and $300 for a Company-paid reserved parking spot.

The value of the perquisites provided to our other named executive officers in 2015 did not exceed $10,000 in the aggregate, and therefore are not included in the table above or described in this footnote.

(2)	For Mr. Jennings, represents tax payments made on the executive’s behalf with respect to imputed income for family travel on our aircraft when the executive was traveling for business purposes and the family travel was business related.

2015 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers under our equity and non-equity incentive plans during 2015. Certain equity awards reported below were granted in November 2015 (and December 2015, in the case of Mr. Damiris) for the 2016 fiscal year and are reported in this table as 2015 compensation in accordance with SEC rules. These awards are described in greater detail above under “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.” Annual equity awards are made once each year in the fourth quarter of the year preceding the year to which the annual award relates in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our executive officers. In accordance with SEC rules, the equity awards granted in November 2014 for the 2015 fiscal year were previously reported as 2014 compensation in the Grants of Plan-Based Awards table contained in our proxy statement filed with the SEC on March 26, 2015.

In this table, awards are abbreviated as “AICP” for awards under the annual incentive cash compensation program (other than with respect to the discretionary individual performance portion of the awards), as “RSA” for restricted stock awards, and “PUA” for performance share unit awards. The restricted stock and performance share units granted to our named executive officers were granted to the former Holly executives under the LTIP and the former Frontier executives under the Omnibus Plan.

Name	Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Michael C. Jennings (5)	AICP		$667,800	$1,335,600	$2,671,200
	RSA	11/10/2015							59,430	$3,000,026
	PUA	11/10/2015				29,715	59,430	118,860		$3,000,026
Douglas S. Aron	AICP		$208,800	$417,600	$835,200
	RSA	11/10/2015							16,839	$850,033
	PUA	11/10/2015				8,420	16,839	33,678		$850,033
George J. Damiris	AICP		$252,450	$504,900	$1,009,800
	RSA	11/10/2015							19,812	$1,000,110
	PUA	11/10/2015				9,906	19,812	39,624		$1,000,110
	RSA	12/04/2015							31,317	$1,500,084
	PUA	12/04/2015				15,659	31,317	62,634		$1,500,084
James M. Stump	AICP		$117,600	$235,200	$470,400
	RSA	11/10/2015							6,936	$350,129
	PUA	11/10/2015				3,468	6,936	13,872		$350,129
Denise C. McWatters	AICP		$103,200	$206,400	$412,800
	RSA	11/10/2015							6,936	$350,129
	PUA	11/10/2015				3,468	6,936	13,872		$350,129

(1)

Represents the potential payouts for awards granted under our annual incentive cash compensation program, which were subject to achieving certain performance targets. Amounts reported (a) in the “Threshold” column reflect 50% of the named executive officer’s target award opportunity (other than the portion attributable to individual performance) under the annual incentive cash compensation program, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the award, (b) in the “Target” column reflect 100% of the named executive officer’s target award opportunity

(other than the portion attributable to individual performance) under the annual incentive cash compensation program, which is the target amount payable under the award, and (c) in the “Maximum” column reflect 200% of the named executive officer’s target award opportunity (other than the portion attributable to individual performance) under the annual incentive cash compensation program, which is the maximum amount payable under the award. If less than minimum levels of performance are attained with respect to the financial measures and environmental, health and safety measures under the annual incentive cash compensation program, then 0% of the named executive officer’s target award opportunity (other than the portion attributable to individual performance) will be earned.

The performance targets and target awards are described under “Compensation Discussion and Analysis—2015 Executive Compensation Decisions—Annual Incentive Cash Compensation.” Amounts reported do not include amounts potentially payable with respect to the discretionary individual performance portion of the awards for the named executive officers. The amount actually paid with respect to the individual performance portion of the award is reported in the “Bonus” column of the Summary Compensation Table for 2015, and the amount actually paid with respect to the awards reported in this table is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015.

(2)	Represents the potential number of performance share units payable under the LTIP or the Omnibus Plan, as applicable. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of performance share units awarded to each named executive officer, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the performance share unit awards, (b) in the “Target” column reflect 100% of the target number of performance share units awarded to each named executive officer, which is the target amount payable under the performance share unit awards, and (c) in the “Maximum” column reflect 200% of the target number of performance share units awarded to each named executive officer, which is the maximum amount payable under the performance share unit awards. If less than minimum levels of performance are attained with respect to the return on capital employed and total shareholder return performance metrics applicable to the performance unit awards, then 0% of the target number of performance share units awarded will be earned.

The number of shares actually delivered at the end of the performance period may vary from the target number of performance share units, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(3)	Represents shares of restricted stock subject to time-based vesting conditions granted under the LTIP or the Omnibus Plan, as applicable. The terms of these grants are described under “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Long-Term Equity Incentive Compensation.”

(4)	Represents the grant date fair value determined pursuant to FASB ASC Topic 718, based on the closing price of our common stock on the grant date. The closing price of our common stock on November 10, 2015 was $50.48 and on December 4, 2015 was $47.90. With respect to the performance share units, amounts reflect an aggregate probable settlement percentage of 100%. See note 3 to the Summary Compensation Table for additional information regarding the aggregate probable settlement percentage calculation.

(5)	On December 4, 2015, Mr. Jennings forfeited 39,618 shares of restricted stock and all performance share units, in each case, granted to him in November 2015. The amounts shown in the table above do not reflect the effect of such forfeitures. If these forfeitures were reflected in the column above, the amounts in respect of Mr. Jennings “Grant Date Fair Value of Stock Awards” would be $1,000,110 for the restricted stock (or RSA) award and $0 for the performance share unit (or PUA) award.

Outstanding Equity Awards at Fiscal Year End

The following table provides the number and value of outstanding equity awards held by our named executive officers as of December 31, 2015, including awards that were granted prior to 2015. The value of these awards was calculated based on a price of $39.89 per share, the closing price of our common stock on December 31, 2015.

The number and value of performance share units reported is based on the number of shares payable at the end of the performance period assuming the target level of performance is achieved. In this table, awards are abbreviated as “RSA” for restricted stock awards and “PUA” for performance share unit awards. The provisions applicable to these awards upon certain terminations of employment and/or a change in control are described below in the section titled “Potential Payments upon Termination or Change in Control.”

Name	Award Type	Number of Shares Or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units Of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested
Michael C. Jennings (3)	RSA	87,562	$3,492,848
	PUA			134,709	$5,373,542
Douglas S. Aron	RSA	35,287	$1,407,598
	PUA			53,334	$2,127,493
George J. Damiris	RSA	75,417	$3,008,384
	PUA			81,696	$3,258,853
James M. Stump (4)	RSA	20,945	$835,496
	PUA			21,534	$858,991
Denise C. McWatters	RSA	14,658	$584,708
	PUA			22,104	$881,729

(1)	Includes the following restricted stock awards granted by us:

•

in November 2013 to Mr. Jennings (66,168), Mr. Aron (17,646), Mr. Damiris (8,271), Mr. Stump (7,170), and Ms. McWatters (7,170), of which one third vested on December 15, 2014, one third vested on December 15, 2015 and the remaining one third vests on December 15, 2016 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday);

•

in February 2014 to Mr. Damiris (13,334) and Mr. Stump (13,334), of which one half vested on December 15, 2015 and the remaining one half vests on December 15, 2016 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2014 to Mr. Jennings (68,541), Mr. Aron (18,849), Mr. Damiris (22,296), Mr. Stump (7,428), and Ms. McWatters (7,998), of which one third vested on December 15, 2015, one third vests on December 15, 2016 and the remaining one third vests on December 15, 2017 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2015 to Mr. Jennings (19,812, after giving effect to the forfeiture by Mr. Jennings on December 4, 2015 of 39,618 shares of restricted stock of the 59,430 originally granted), Mr. Aron (16,839), Mr. Damiris (19,812), Mr. Stump (6,936), and Ms. McWatters (6,936), of which one third vests on December 15, 2016, one third vests on December 15, 2017 and the remaining one third vests on December 15, 2018 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday); and

•

in December 2015 to Mr. Damiris (31,317), of which one third vests on December 15, 2016, one third vests on December 15, 2017 and the remaining one third vests on December 15, 2018 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday).

(2)	Includes performance share units awarded as follows (the amounts included in the parentheticals reflect the target number of performance share units subject to each award):

•

in November 2013 to Mr. Jennings (66,168), Mr. Aron (17,646), Mr. Damiris (8,271), Mr. Stump (7,170), and Ms. McWatters (7,170), with a performance period that ends on September 30, 2016 and a service period that ends on December 15, 2016 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2014 to Mr. Jennings (68,541), Mr. Aron (18,849), Mr. Damiris (22,296), Mr. Stump (7,428), and Ms. McWatters (7,998), with a performance period that ends on September 30, 2017 and a service period that ends on December 15, 2017 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2015 to Mr. Jennings (0, after giving effect to the forfeiture by Mr. Jennings on December 4, 2015 of all 59,430 performance share units originally granted), Mr. Aron (16,839), Mr. Damiris (19,812), Mr. Stump (6,936), and Ms. McWatters (6,936), with a performance period that ends on September 30, 2018 and a service period that ends on December 15, 2018 (or the first business day thereafter if such date is a Saturday or a Sunday); and

•

in December 2015 to Mr. Damiris (31,317), with a performance period that ends on September 30, 2018 and a service period that ends on December 15, 2018 (or the first business day thereafter if such date is a Saturday or a Sunday).

For each of these awards, the number of shares of common stock payable is determined by comparing our performance in return on capital employed and total shareholder return to a peer group over the performance period. The Compensation Committee determines our performance percentage as compared to the peer group for each performance measure and multiplies the average of the performance percentages by twice the target number of performance share units awarded.

(3)	On December 4, 2015, Mr. Jennings forfeited 39,618 shares of restricted stock and all performance share units, in each case, granted to him in November 2015. The amounts shown in the table above reflect the effect of such forfeitures. In addition, on January 1, 2016, Mr. Jennings forfeited all performance share units granted to him in 2013 and 2014. Since such forfeiture event occurred on January 1, 2016, the amounts shown in the table above do not reflect the effect of the forfeitures described in the immediately preceding sentence.

(4)	Pursuant to a domestic relations order, certain outstanding awards reported in this table for Mr. Stump were transferred, as of May 30, 2014, to Mr. Stump’s ex-wife. Specifically, the following awards will, to the extent they become earned and vested, be paid by us directly to Mr. Stump’s ex-wife, together with any unpaid dividends or dividend equivalents, subject to the terms of the applicable Equity Plan and award agreement: (a) 52 restricted shares granted in November 2013 and scheduled to vest on December 15, 2016, and (b) 2.15% of the performance share units granted in November 2013. None of Mr. Stump’s other outstanding awards included in this table were impacted by the domestic relations order.

Option Exercises and Stock Vested

The following table provides information about the vesting in 2015 of restricted stock, stock unit and performance share unit awards held by the named executive officers. No options were outstanding in 2015.

The value realized from the vesting of restricted stock, stock unit or performance share unit awards is equal to the closing price of our common stock on the vesting date (or, if the vesting date is not a trading day, on the trading day immediately following the vesting date, unless provided otherwise by the applicable award agreement), multiplied by the number of shares acquired on vesting. The value is calculated before payment of any applicable withholding or other income taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
Michael C. Jennings (1)	104,524	$4,292,801
Douglas S. Aron (1)	30,647	1,258,672
George J. Damiris (1)	25,204	1,035,128
James M. Stump (1)(2)	18,689	767,557
Denise C. McWatters (1)	11,019	452,550

(1)	Includes the following number of shares of common stock (shown in column (b) below) issued to each executive officer following the Compensation Committee’s certification that the applicable standards for the target performance share units granted to each executive officer in November 2012 (shown in column (a) below) had been met (based on a performance percentage of 65.3%):

Name	Performance Share Units Granted in November 2012 (a)	Number of Shares of Common Stock (b)
Michael C. Jennings	60,447	39,472
Douglas S. Aron	18,738	12,236
George J. Damiris	8,463	5,527
James M. Stump	7,254	4,738
Denise C. McWatters	6,045	3,948

(2)	Pursuant to a domestic relations order, the following awards (which vested in 2015) were transferred to Mr. Stump’s ex-wife as of May 30, 2014 and, upon vesting, the earned shares were directly held by and issued to her: (a) 868 shares with respect to the performance share units granted in November 2012, (b) 443 restricted shares granted in November 2012, and (c) 77 restricted shares granted in November 2013.

Pension Benefits

None of our named executive officers participates in or has ever participated in any plan sponsored or maintained by us that provides for specified retirement payments or benefits, such as a tax-qualified defined benefit plan or a supplemental executive retirement plan. As described above under “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Retirement Benefits and Perquisites—Retirement Plans—Retirement Pension Plans,” we traditionally maintained the Holly Retirement Plan, a tax-qualified defined benefit retirement plan (the “Retirement Plan”), and the Holly Retirement Restoration Plan, an unfunded plan that provides additional payments to participating executives whose Retirement Plan benefits were subject to certain limitations under the Code (the “Restoration Plan”). Until January 1, 2012, Holly employees hired prior to 2007 and not subject to a collective bargaining agreement were eligible to participate in the Retirement Plan. No additional benefits accrued under the Retirement Plan and Restoration Plan for any participants effective May 1, 2012, and the retirement benefits we offer to our employees on and after that date are solely provided through defined contribution retirement plans, such as the 401(k) Plan. The Retirement Plan was liquidated in June 2013.

Nonqualified Deferred Compensation

In 2015, all of the named executive officers participated in the NQDC Plan. The NQDC Plan is a nonqualified plan (i.e., not tax-qualified under Section 401 of the Code) that functions as a pour-over plan, allowing key employees to defer tax on income in excess of limits under the Code that apply under the 401(k) Plan. For 2015, the annual deferral contribution limit under the 401(k) Plan was $18,000, and the annual compensation limit was $265,000. Deferral elections made by eligible employees under the NQDC Plan apply to the total amount of eligible earnings the eligible employees choose to contribute to both the 401(k) Plan and the NQDC Plan. Once eligible employees reach the limits under the Code on contributions under the 401(k) Plan, contributions automatically begin being contributed to the NQDC Plan. Federal and state income taxes are generally not payable on income deferred under the NQDC Plan until funds are withdrawn.

Eligible executives may make salary deferral contributions between 1% and 50% of their eligible earnings to the NQDC Plan. Eligible earnings include base pay, bonuses and overtime, but exclude extraordinary pay such as severance, accrued vacation, equity compensation, and certain other items. Eligible participants are required to make catch-up contributions to the 401(k) Plan before any contributions are made to the NQDC Plan. For 2015, the catch-up contribution limit was $6,000. Deferral elections are irrevocable for an entire plan year and must be made prior to December 31 immediately preceding the plan year. Elections will carry over to the next plan year unless changed or otherwise revoked.

Participants in the NQDC Plan are eligible to receive a matching contribution with respect to their elective deferrals made up to 6% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code. These matching contributions are 100% vested at all times. In addition, participants are eligible for a retirement contribution ranging from 3% to 8% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code, based on years of service, as follows:

Years of Services	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

These retirement contributions are subject to a three-year cliff vesting period, and will become fully vested in the event of the participant’s death or a change in control. Participants may also receive nonqualified nonelective contributions under the NQDC Plan, which contributions may be subject to a vesting schedule determined at the time the contributions are made. Former participants in the Retirement Plan may also be eligible to receive special transition benefit contributions under the NQDC Plan; however, none of our named executive officers participated in the Retirement Plan and, therefore, they are not eligible for transition benefit contributions.

Participating employees have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. During 2015, the investment options offered under the NQDC Plan were the same as the investment options available to participants in the 401(k) Plan, except that the 401(k) Plan offers the Morley Principal Stable Value Z Fundand the NQDC Plan instead offers the Principal Money Market Fund. Earnings for 2015 with respect to NQDC Plan amounts invested in the Principal Money Market Fund did not exceed 120% of the applicable long-term federal rate (2.60%) and, as a result, no above market or preferential earnings were paid under the NQDC Plan for 2015. The following table lists the investment options for the NQDC Plan in 2015 with the annual rate of return for each fund:

Investment Funds	Rate of Return
AllianzGI NFJ Small Cap Value I Fund	-7.93%
American Century Mid-Cap Value Instl Fund	-1.36%
Buffalo Small Cap Fund	-4.46%
Columbia Acorn International Z Fund	-1.33%
Fidelity Contrafund	6.49%
Fidelity Low-Priced Stock Fund	-0.56%
Harbor Capital Appreciation Inst Fund	10.99%
LargeCap S&P 500 Index Inst Fund	1.22%
MidCap S&P 400 Index Inst Fund	-2.37%
Oppenheimer Developing Markets Institutional Fund	-13.67%
Oppenheimer International Growth Institutional Fund	3.63%
PIMCO Total Return Instl Fund	0.73%
Principal Money Market Inst Fund	—
SmallCap S&P 600 Index Inst Fund	-2.22%
T. Rowe Price Retirement Balanced Fund	-0.74%
T. Rowe Price Retirement 2005 Fund	-0.75%
T. Rowe Price Retirement 2010 Fund	-0.76%
T. Rowe Price Retirement 2015 Fund	-0.58%
T. Rowe Price Retirement 2020 Fund	-0.31%
T. Rowe Price Retirement 2025 Fund	-0.17%
T. Rowe Price Retirement 2030 Fund	-0.02%
T. Rowe Price Retirement 2035 Fund	0.13%
T. Rowe Price Retirement 2040 Fund	0.17%
T. Rowe Price Retirement 2045 Fund	0.17%
T. Rowe Price Retirement 2050 Fund	0.19%
T. Rowe Price Retirement 2055 Fund	0.18%
T. Rowe Price Retirement 2060 Fund	0.24%
Vanguard Equity-Income Adm. Fund	0.86%
Vanguard Total Bond Market Index Admiral Fund	0.40%
Vanguard Total International Stock Index Admiral Fund	-4.26%
Victory Munder Mid-Cap Core Growth R6 Fund	-4.20%

Benefits under the NQDC Plan may be distributed upon the earliest to occur of a separation from service (subject to a six month payment delay for certain specified employees under Section 409A of the Code), the participant’s death, a change in control or a specified date selected by the participant in accordance with the terms of the NQDC Plan. Benefits are distributed from the NQDC Plan in the form of a lump sum payment or, in certain circumstances if elected by the participant, in the form of annual installments for up to a five year period.

Nonqualified Deferred Compensation Table

The following table provides information regarding contributions to, and the year-end balances in, the NQDC Plan for the named executive officers for 2015.

Name	Executive Contributions (1)	Company Contributions (2)	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2015 (3)
Michael C. Jennings	$224,200	$359,437	$9,700	—	$2,649,781
Douglas S. Aron	$90,351	$136,173	$1,066	—	$955,901
George J. Damiris	$545,285	$134,438	$11,064	—	$1,494,320
James M. Stump	$41,372	$103,535	$1,183	—	$407,525
Denise C. McWatters	$87,489	$61,408	$(2,085)	—	$442,227

(1)	The amounts reported were deferred at the election of the named executive officers and are also included in the amounts reported in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2015.

(2)	These amounts are included in the Summary Compensation Table in 2015 in the “All Other Compensation” column for the named executive officers.

(3)	The aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2015, of the executive and company-provided contributions to the named executive officer’s account in the NQDC Plan, and any earnings on these amounts, since the named executive officer began participating in the NQDC Plan. Amounts accumulated by Messrs. Jennings, Aron and Stump in the NQDC Plan prior to the effective time of the merger with Frontier were distributed to them at the effective time of the merger, and Messrs. Jennings, Aron and Stump began accumulating new balances in the NQDC Plan in 2011 following the effective time of the merger. The other named executive officers began participating in the NQDC Plan in 2012. We previously reported executive and company contributions for Messrs. Jennings, Aron, Damiris and Stump in the Summary Compensation Table in the following aggregate amounts: (a) Mr. Jennings—$526,940 (for 2013) and $414,748 (for 2014), (b) Mr. Aron—$182,007 (for 2013) and $138,785 (for 2014), (c) Mr. Damiris—$232,566 (for 2013) and $277,977 (for 2014), (d) Mr. Stump—$100,316 (for 2013) and $97,437 (for 2014), and (e) Ms. McWatters $98,754 (for 2014).

Potential Payments Upon Termination or Change in Control

We have agreements with our executive officers that provide for severance compensation or accelerated vesting in the event of certain terminations of employment, including in connection with a change in control, which are summarized below. Currently, none of the agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

Change in Control Severance Agreements

Agreement with Mr.  Damiris. Holly initially entered into a change in control severance agreement with Mr. Damiris in May 2007. The initial term of this agreement expired on May 15, 2010, but was automatically extended for an additional year on that date and will continue to be automatically extended for successive one year periods unless a cancellation notice is given by us 60 days prior to the applicable expiration date. In March 2013, Mr. Damiris entered into an amendment to his change in control severance agreement pursuant to which he agreed to waive the tax reimbursement provision in his change in control severance agreement. Please see “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Severance and Change in Control Benefits—Agreements Entered into with Former Holly Executives” for additional information.

Under his change in control severance agreement, Mr. Damiris is not entitled to receive payments or other benefits under the agreement unless there is a change in control and his employment is either terminated by us without cause, by him for good reason or as a condition of the transaction constituting the change in control, in each case within two years of the change in control. If Mr. Damiris is entitled to payments under the change in control agreement, he will receive:

•

an amount equal to 2.0 times (a) the greater of his base salary on the date of termination or the date immediately prior to the change in control, plus (b) his annual bonus amount, calculated as the average annual bonus paid to him for the prior three years;

•	a cash payment equal to unpaid base salary and expenses and accrued vacation pay; and

•	continued participation by him and his dependents in our medical and dental benefit plans for two years.

On January 1, 2016, in connection with his appointment as Chief Executive Officer and President, Mr. Damiris entered into our form of change in control severance agreement for promoted individuals, which superseded and replaced his prior change in control severance agreement. Mr. Damiris’s new change in control severance agreement contains the same terms as the change in control severance agreements for our other named executive officers, which are described below. Mr. Damiris’s severance multiplier under his new agreement has been increased from two times (2x) to three times (3x). In addition, as noted above under “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Appointment of Mr. Damiris as Chief Executive Officer and President,” the base salary of Mr. Damiris was increased to $1,100,000, effective January 1, 2016. For Mr. Damiris, we are required to disclose and quantify payments and benefits based on his prior change in control severance agreement that was in effect on December 31, 2015 in the table under “—Quantification of Benefits” below. However, in order to provide our stockholders with the most up-to-date disclosures regarding our currently existing arrangements, we have also described in footnote (1) to the table under “—Quantification of Benefits” below, the benefits that Mr. Damiris would receive under the arrangements in effect on January 1, 2016 (i.e., under his new change in control severance agreement and subject to the increased base salary) where such benefits would differ from his prior change in control severance agreement.

Agreements with Messrs. Jennings, Aron and Stump and Ms. McWatters.  We assumed change in control severance agreements and executive severance agreements with Messrs. Jennings, Aron and Stump in connection with the merger with Frontier, and Messrs. Jennings, Aron and Stump entered into new change in control severance agreements with us on February 21, 2012. In May 2012, Messrs. Jennings and Aron each entered into an amendment to his respective change in control severance agreement pursuant to which each agreed to waive the tax reimbursement provision. Mr. Stump entered into the same amendment to his change in control severance agreement in October 2013. In addition, Holly initially entered into a change in control severance agreement with Ms. McWatters in January 2008. In January 2013, in connection with her promotion to Senior Vice President, Ms. McWatters entered into our form of change in control severance agreement for promoted individuals. On December 19, 2015, Mr. Jennings entered into a new change in control severance agreement with us that superseded and replaced his prior change in control severance agreement. The new change in control severance agreement with Mr. Jennings is consistent with his prior change in control severance agreement except that the multiplier used to determine the cash severance amount that would be payable to Mr. Jennings upon a qualifying termination during the period beginning six months preceding a change in control and ending on the two year anniversary of a change in control is reduced from three times (3x) to one times (1x). Please see “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Severance and Change in Control Benefits” for additional information.

The change in control severance agreements with Messrs. Jennings (specifically, the new change in control severance agreement entered into on December 19, 2015), Aron and Stump and Ms. McWatters are described below.

The term of these change in control agreements is generally three years from the date the change in control agreement is entered into, but the term of the agreement will be automatically extended for an additional two year period beginning on the second anniversary of the date of the change in control agreement and any anniversary thereafter, unless a cancellation notice is given by us 60 days prior to the applicable expiration date.

Under the change in control agreement, an executive is not entitled to receive payments or other benefits under the agreement unless there is a change in control and the executive’s employment is either terminated by us without cause, by the officer for good reason or as a condition of the transaction constituting the change in control, in each case during the six months preceding the change in control or within two years of the change in control. If the officer is entitled to payments under the change in control agreement, he or she will receive:

•

an amount equal to a multiple (the “severance multiplier”) of (a) the greater of the officer’s base salary on the date of termination or the date immediately prior to the change in control, plus (b) the officer’s annual bonus amount, calculated as the average annual bonus paid to the officer for the prior three years. The severance multiplier is 2.0 for Mr. Aron, 1.75 for Mr. Stump and Ms. McWatters, and 1.0 for Mr. Jennings;

•	a cash payment equal to unpaid base salary and expenses and accrued vacation pay;

•

continued participation by the officer and his or her dependents in our medical and dental benefit plans for a period of one year following the later of the date of termination or the date of the change in control; and

•

unless the applicable award agreement provides otherwise, all outstanding equity-based compensation awards shall become immediately vested (at target level, with respect to performance based awards not intended to qualify as “performance-based compensation” under Section 162(m), and, with respect to awards that are intended to qualify as “performance-based compensation,” such awards shall remain outstanding until the end of the applicable performance period and shall be payable based on actual achievement of the performance measures as if the officer had remained continuously employed).

Definitions.  The following definitions are used in the change in control severance agreements. For the avoidance of doubt, the definitions below are based on each executive’s change in control severance agreement in effect as of December 31, 2015 (i.e., the prior change in control severance agreement for Mr. Damiris).

Under the change in control severance agreements, a “change in control” generally occurs if:

•

a person or group of persons becomes the beneficial owner of more than 40% (50% in the case of Mr. Damiris) of the combined voting power of our then outstanding securities or more than 40% (50% in the case of Mr. Damiris) of our outstanding common stock;

•	a majority of our Board is replaced during a 12-month period by directors who were not endorsed by a majority of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of us or one of our subsidiaries resulting in our stockholders prior to the merger owning less than 60% (50% in the case of Mr. Damiris) of the voting power of the new merged company or a recapitalization where no one owns more than 60% (50% in the case of Mr. Damiris) of the voting power; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the change in control severance agreements, “cause” is defined as:

•	the engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential; or

•	the conviction of a felony.

Under the change in control severance agreements, “good reason” is defined as, without the consent of the executive:

•	a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities;

•	a material reduction in the executive’s base compensation;

•

the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities;

•	if applicable, a failure of the executive to be re-elected or appointed as an officer or to the board of directors;

•	for named executive officers other than Mr. Damiris, a material diminution in the budget or other spending over which the executive has authority; or

•	for named executive officers other than Mr. Damiris, a material breach of the terms of the change in control severance agreement.

The executive must provide notice to us of the alleged good reason event within 90 days of its occurrence and we have 30 days to cure.

Obligations of the Officer.  Payments and benefits under the change in control agreements are conditioned on the execution of a general release of claims by the former officer in favor of us and our related entities and agents. In addition, the change in control agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use our confidential information during his or her employment with us and thereafter, as well as (for named executive officers other than Mr. Damiris) non-disparagement and non-solicitation covenants. Violation of these provisions entitles us to complete relief, including injunctive relief, and may result in the executive being terminated for cause (provided the breach constituted willful gross negligence or misconduct on the executive’s part that is not inconsequential). The agreements do not prohibit the waiver of a breach of these covenants.

Long-Term Equity Incentive Awards

Special Involuntary Termination.  The outstanding long-term equity incentive awards granted by us under the Equity Plans vest upon a “special involuntary termination,” which means that, within 60 days prior to or at any time after a change in control:

•	the executive is terminated by us, other than for cause; or

•	the executive resigns within 90 days after an adverse change has occurred.

Under the long-term equity incentive award agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities;

•	a majority of our Board is replaced by directors who were not endorsed by two-thirds of our prior board members;

•

the consummation of a merger or consolidation of us or any of our subsidiaries other than (a) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction, or (b) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the long-term equity incentive award agreements, “cause” is defined as:

•	an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result) in personal gain or enrichment to the recipient at our expense;

•	gross or willful and wanton negligence in the performance of the recipient’s material duties; or

•	conviction of a felony involving moral turpitude.

Under the long-term equity incentive award agreements, an “adverse change” means, without the consent of the recipient:

•	a material change in the geographic location at which the recipient is required to work regularly;

•	a substantial increase in travel requirements of employment;

•	a material reduction in the duties performed by the recipient; or

•	a material reduction in the recipient’s base compensation (other than bonuses and other forms of discretionary compensation, or a general reduction applicable generally to executives).

Performance Share Units upon Termination.  In the event of a voluntary separation or termination for cause, the recipient will forfeit any outstanding performance share units.

In the event of death, disability or termination by us other than for cause, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the number of performance share units otherwise earned at the end of the applicable performance period. If the recipient dies or is disabled, the Compensation Committee, in its sole discretion, may determine the performance percentage in an amount up to 200%.

In the event of a special involuntary termination before the end of the performance period, the recipient remains eligible to receive normal payment of the performance share units at the normal vesting date based upon our actual achievement of the performance measure.

Restricted Stock upon Termination.  In the event of a retirement, voluntary separation or termination by the Company with or without cause, the recipient will forfeit the unvested portion of the restricted stock award.

In the event of death or disability, the recipient becomes vested in a number of shares of restricted stock equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock the recipient was awarded. The Compensation Committee may decide to vest all of the shares of restricted stock.

In the event of a special involuntary termination before the full vesting of restricted stock awards, all restrictions lapse and the shares become fully vested and delivered to the recipient as soon as practicable thereafter.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each named executive officer assuming his or her employment terminated on December 31, 2015, given the named executive officer’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2015, which was $39.89. In addition, the following table summarizes the compensation that would become payable to the named executive officers assuming that a change in control occurred on December 31, 2015.

In reviewing these tables, please note the following:

•

Accrued vacation for a specific year is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2015 fiscal year was taken prior to December 31, 2015. Because we accrue vacation in any given year for the following year, amounts reported as “Cash Severance” include accrued vacation amounts accrued in 2015 for the 2016 fiscal year.

•

The row entitled “Performance Units” reports amounts payable with respect to outstanding performance share unit awards issued by us. For amounts payable to the named executive officers with respect to performance share unit awards, we assumed the performance share units would settle at 100%. The number of units paid at the end of the performance period may vary from the amounts reflected in the following tables, based on our actual achievement compared to the performance targets. For additional information regarding the potential payouts, see “Compensation Discussion and Analysis—2015 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Compensation Discussion and Analysis—2016 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Executive Compensation—2015 Grants of Plan-Based Awards” and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

•

For the amounts shown in the row entitled “Restricted Stock” under the column entitled “Death or Disability,” we have reflected no accelerated vesting for any awards made by us because, in such circumstances, accelerated vesting is pro rata based on the length of employment during the vesting period for each award and the executive officers would receive no additional vesting for a termination on December 31, 2015 with respect to any award due to the December 15, 2015 vesting date for the applicable tranche of each award.

•

The amounts shown in the row entitled “Medical and Dental Benefits” represent amounts equal to the monthly premium payable pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for medical and dental premiums, multiplied by (i) 24 months for Mr. Damiris and (ii) 12 months for Messrs. Jennings, Aron and Stump and Ms. McWatters.

•

No amounts potentially payable pursuant to the NQDC Plan are included in the table below since neither the form nor amount of any such benefits would be enhanced or vesting or other provisions accelerated in connection with any of the triggering events disclosed below. Please refer to the section titled “—Nonqualified Deferred Compensation” for additional information regarding these benefits.

Benefits and Payments	Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination		Without Cause	Death or Disability
Michael C. Jennings
Cash Severance	$3,478,025		—	—
Performance Units	5,373,542		$2,936,461	$2,936,461
Restricted Stock	3,492,848		—	—
Medical and Dental Benefits	22,588		—	—
Total	$12,367,003		$2,936,461	$2,936,461

Douglas S. Aron
Cash Severance	$2,669,136		—	—
Performance Units	2,127,493		$793,289	$793,289
Restricted Stock	1,407,598		—	—
Medical and Dental Benefits	22,588		—	—
Total	$6,226,815		$793,289	$793,289

George J. Damiris
Cash Severance	$2,394,669	(1)	—	—
Performance Units	3,258,853		$591,174	$591,174
Restricted Stock	3,008,384		—	—
Medical and Dental Benefits	32,028		—	—
Total	$8,693,934		$591,174	$591,174

James M. Stump
Cash Severance	$1,548,361		—	—
Performance Units (2)	858,991		$319,118	$319,118
Restricted Stock (2)	835,496		—	—
Medical and Dental Benefits	22,588		—	—
Total	$3,265,436		$319,118	$319,118

Denise C. McWatters
Cash Severance	$1,344,183		—	—
Performance Units	881,729		$327,481	$327,481
Restricted Stock	584,708		—	—
Medical and Dental Benefits	14,450		—	—
Total	$2,825,070		$327,481	$327,481

(1)	As discussed in the narrative above, effective January 1, 2016, Mr. Damiris entered into a new change in control severance agreement with the Company, which superseded and replaced his prior change in control severance agreement, and became entitled to an increased base salary. If the new change in control severance agreement and increased base salary were in effect on December 31, 2015, and all other assumptions remained the same, Mr. Damiris would have received a cash severance payment of $4,869,697 upon a change in control and termination by us without cause, by him for good reason or as a condition of the transaction constituting the change in control within two years of the change in control.

(2)	Amounts reported include the value of the following underlying shares that were transferred to Mr. Stump’s ex-wife effective May 30, 2014 pursuant to a domestic relations order: (a) 52 restricted shares granted in November 2013 and scheduled to vest on December 15, 2016 and (b) 2.15% of the performance share units granted in November 2013 to the extent such performance share units become earned and vested.

Compensation Practices and Risk Management

Certain members of our management are responsible for annually reviewing the relationship between our risk assessment guidelines and our compensation programs. In addition, certain members of our management and the Compensation Committee annually review the features and characteristics of our compensation programs, including particular areas that could encourage employees to take excessive risk or focus on short-term results at the expense of long-term value creation, to confirm that our compensation programs do not encourage excessive and unnecessary risk taking. As a part of this review, the Compensation Committee and certain members of management review salaries, annual incentive bonus awards, including the targets established for the annual incentive bonus awards, and long-term equity incentive awards, including the performance measures used for a portion of the long-term equity incentive awards, at all levels of the Company.

Although the majority of the compensation provided to the named executive officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. In addition, we explicitly include Company safety and environmental performance in determining potential payouts under our annual incentive cash plan for our senior executives.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Compensation Committee believes that payment determined based on an evaluation of our performance on a variety of measures, including our performance compared to our industry peers, mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, performance goals reflect our past performance and market conditions affecting our industry.

An appropriate part of total compensation is fixed for the named executive officers, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long-term incentives. A portion of the long-term incentives we provide is in the form of restricted stock subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance share unit awards, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

As discussed above, while a portion of our potential annual compensation is incentive based, we have also instituted policies and programs designed to discourage unnecessary risk-taking, which is not in our long-term interests. For example, our stock ownership policy requires our executives to hold at least a specified level of stock (in addition to any unsettled performance based equity awards), which aligns our executives’ interests with those of our long-term stockholders.

Based on the foregoing and our annual review of our compensation programs, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our stockholders.

STOCK OWNERSHIP

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of March 7, 2016 for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each known beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares and percentage of shares beneficially owned based on 176,582,690 shares of common stock outstanding as of March 7, 2016. Each of our directors and executive officers owns less than 1.0% of the Company’s common stock.

Beneficial ownership of the Company’s common stock is determined in accordance with SEC rules and regulations and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares
Michael C. Jennings (1)(2)	212,169
Douglas Y. Bech (3)	149,542
Douglas S. Aron (1)(2)	142,172
George J. Damiris (1)	99,509
James H. Lee (2)(3)	51,780
James M. Stump (1)	42,420
Leldon E. Echols (3)	41,386
Franklin Myers (3)	39,268
Denise C. McWatters (1)(2)	31,796
Tommy A. Valenta (2)(3)	31,526
Robert J. Kostelnik (3)	24,998
R. Kevin Hardage (3)	22,480
Michael E. Rose (3)	21,768
All directors and executive officers as a group (13 persons)(3)(4)	910,814

(1)	The number reported includes shares of restricted stock for which the executive officer has sole voting power but no dispositive power, as follows: Mr. Jennings (87,562 shares), Mr. Aron (35,287 shares), Mr. Damiris (75,417 shares), Mr. Stump (20,893 shares) and Ms. McWatters (14,658 shares). The number does not include unvested performance share units.

(2)	Mr. Jennings, Mr. Aron, Ms. McWatters, Mr. Lee and Mr. Valenta each own common units of HEP, a subsidiary of the Company, as set forth in the following table:

Name of Beneficial Owner	Number of Units
Michael C. Jennings	14,948
Douglas S. Aron (a)	7,340
Denise C. McWatters	4,881
James H. Lee	1,238
Tommy A. Valenta	1,000
Total	29,407

(a)	Includes 420 common units held by Mr. Aron as custodian for his son in an account under the Uniform Transfer to Minors Act and 420 common units held by Mr. Aron as custodian for his daughter in an account under the Uniform Transfer to Minors Act. Mr. Aron disclaims beneficial ownership of these common units.

As of March 7, 2016, there were 58,657,048 HEP common units outstanding. Mr. Jennings, Mr. Aron, Ms. McWatters, Mr. Lee and Mr. Valenta each own less than 1% of the outstanding common units of HEP.

(3)	The number reported includes 2,730 shares of common stock to be issued to the non-employee director upon settlement of restricted stock units, which may vest and be settled within 60 days of March 7, 2016 under certain circumstances. Until settled, the non-employee director has no voting or dispositive power over the restricted stock units.

(4)	The Company’s directors and executive officers, as a group, own 0.52% of the Company’s common stock. The number reported also includes 233,817 shares of unvested restricted stock held by executive officers for which they have sole voting power, but no dispositive power, and 21,840 shares of common stock to be issued to non-employee directors upon settlement of restricted stock units, which may vest and be settled within 60 days of March 7, 2016 under certain circumstances. Until settled, the non-employee directors have no voting or dispositive power over the restricted stock units.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all entities and other persons known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The number of shares of common stock reported as beneficially owned by each of the entities identified below is included in reliance on reports filed with the SEC by these entities.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
BlackRock, Inc. (1)	17,155,968	9.72%
The Vanguard Group (2)	14,809,691	8.39%
TCTC Holdings, LLC (3)	14,301,098	8.10%

(1)	According to a Schedule 13G/A filed on February 10, 2016 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 15,887,403 shares and sole dispositive power with respect to 17,155,968 shares. The address for Blackrock is 55 East 52nd Street, New York, New York 10022.

(2)	According to a Schedule 13G/A filed on February 11, 2016 by The Vanguard Group (“Vanguard”), Vanguard has sole voting power with respect to 178,749 shares, sole dispositive power with respect to 14,618,002 shares, shared voting power with respect to 17,800 shares and shared dispositive power with respect to 191,689 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)	According to a Schedule 13D/A filed on September 6, 2011 by TCTC Holdings, LLC (“TCTC”) and its two wholly-owned subsidiaries Turtle Creek Trust Company (“Trust Company”) and Trust Creek Management, LLC (“Management”), (a) TCTC may be deemed to beneficially own 14,301,098 shares and has sole voting power with respect to 13,644,898 shares and sole dispositive power with respect to 14,301,098 shares, (b) Trust Company may be deemed to beneficially own and has sole voting and dispositive power with respect to 13,644,898 shares, and (c) Management may be deemed to beneficially own and has sole dispositive power, but no voting power, with respect to 656,200 shares. Mr. Hardage is the Chief Executive Officer of Trust Company. Mr. Hardage is not deemed to beneficially own shares reported by TCTC, because he does not have voting or dispositive power for such shares. The address for TCTC, Trust Company and Management is 3838 Oak Lawn, Suite 1650, Dallas, Texas 75219.

EQUITY COMPENSATION PLAN INFORMATION

As of the date of the Annual Meeting, we will maintain one equity plan, the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “LTIP”), for the benefit of our employees, directors and consultants. As of the date of mailing of this proxy statement, we maintain two equity compensation plans: (i) the LTIP and (ii) the HollyFrontier Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”). The term of the Omnibus Plan expires on April 26, 2016 and will not be extended. As a result, no further awards will be granted under the Omnibus Plan after April 26, 2016. Because the table below sets forth certain information regarding our equity plans as of December 31, 2015, information regarding both equity plans is provided.

The Omnibus Plan was assumed by us in connection with the merger of Holly and Frontier. Although approved by Frontier’s stockholders, this plan has not been approved by our stockholders. As a result, under SEC regulations we are required to show shares under this plan as having not been approved by stockholders.

The following table sets forth certain information regarding the plans as of December 31, 2015.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	753,020	(2)	—	1,089,348

Equity compensation plans not approved by stockholders	526,588	(3)	—	3,590,276	(4)

Total	1,279,608		—	4,679,624

(1)	All stock-based compensation plans, including any stock-based compensation plan that was not approved by our stockholders, are described in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In addition, the principal features of the LTIP are described below under “Approval of Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (Proposal 4).”

(2)	Represents shares subject to performance share unit awards granted to our key employees under the LTIP assuming a maximum payout level at the time of vesting. If the performance share unit awards are paid at the target payout level, 376,510 shares would be issued upon the vesting of such performance share unit awards. There were no options outstanding under the LTIP as of December 31, 2015.

(3)	Represents shares granted to our key employees under the Omnibus Plan that are subject to performance share unit awards assuming a maximum payout level at the time of vesting. If the performance share unit awards are paid at the target payout level, 263,294 shares would be issued upon the vesting of such performance share unit awards. There were no options outstanding under the Omnibus Plan as of December 31, 2015.

(4)	The term of the Omnibus Plan expires on April 26, 2016 and will not be extended. As a result, these shares will not be available after April 26, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company provides various general and administrative services to HEP under the terms of an Omnibus Agreement. Under the Omnibus Agreement, HEP pays the Company an annual fee, currently $2.5 million. The administrative fee may increase in connection with the expansions of HEP’s operations through the acquisition or construction of new assets or businesses.

The administrative fee covers expenses the Company incurs in performing centralized corporate functions for HEP, such as executive services, tax, legal, accounting, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of personnel who perform services for HLS or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits

In addition, under a secondment arrangement with HLS, the Company seconds certain of its employees to HLS to provide operational and maintenance services with respect to certain of HEP’s processing, refining, pipeline and tankage assets at certain of the Company’s refineries, including routine operational and maintenance activities. During their period of secondment, the seconded employees are under the management and supervision of HLS. HLS is required to reimburse the Company for the prorated portion of the wages, benefits, and other costs of these employees.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, when required by the Company’s Code of Business Conduct and Ethics. This responsibility is set forth in the Audit Committee’s charter. In addition, pursuant to the Code of Business Conduct and Ethics, an employee should disclose any potential conflict of interest to a supervisor who does not have a conflict of interest. The supervisor should make all significant decisions with respect to the proposed decision or arrangement on behalf of the Company and report in writing the action taken to the office of the General Counsel. If a director has a potential conflict of interest, the transaction or relationship must be disclosed to the Board or a committee of the Board that does not include such director.

In determining whether to approve or disapprove entry into a related party transaction, the Audit Committee considers factors it deems appropriate, which may include, among others, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, and whether the terms of the transaction are in the best interest of the Company. All related party transactions that are approved by the Audit Committee are disclosed to the Board.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

(PROPOSAL 3)

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for fiscal year 2016. The Board is asking stockholders to ratify this appointment. SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.

Ernst & Young LLP has conducted the Company’s audits since 1977. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

Required Vote and Recommendation

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast on the proposal.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection

Ernst & Young LLP served as our independent registered public accounting firm for 2015 and has been appointed by the Audit Committee to continue to serve in that capacity for 2016.

Audit and Non-Audit Fees

The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2015 and 2014. All of the fees paid were approved by the Audit Committee.

	2015	2014
Audit Fees (1)	$2,307,391	$2,025,807
Audit-Related Fees	—	—
Tax Fees (2)	580,512	628,444
All Other Fees (3)	2,051	2,138

Total	$2,889,954	$2,656,389

(1)	Represents fees for professional services provided in connection with the audits of the Company’s annual financial statements and internal control over financial reporting, statutory and regulatory filings and review of the Company’s quarterly financial statements.

(2)	Represents fees for professional services in connection with tax compliance and planning.

(3)	Represents fees related to access to Ernst & Young LLP’s online research services.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence.

The Audit Committee may also pre-approve fees related to other non-recurring services or it may delegate its pre-approval authority for non-recurring services, up to $75,000, to one or more of the Audit Committee’s members or to the Company’s Chief Accounting Officer. Any decisions made under this delegation must be reported to the Audit Committee.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing our financial statements and for our system of internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. The Audit Committee also is responsible for selecting, engaging and overseeing the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and evaluating its qualifications and performance. Among other things, to fulfill its responsibilities, the Audit Committee:

•

reviewed and discussed with both management and Ernst & Young LLP our quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, including those in management’s discussion and analysis thereof;

•	discussed with Ernst & Young LLP the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB;

•

discussed with Ernst & Young LLP matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence;

•

discussed with our internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits and met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting; and

•	considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015 be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee of the Board of Directors

Leldon E. Echols Chairman	James H. Lee	Michael E. Rose	Tommy A. Valenta

APPROVAL OF AMENDMENT TO THE HOLLYFRONTIER CORPORATION LONG-TERM

INCENTIVE COMPENSATION PLAN

(PROPOSAL 4)

At the Annual Meeting, our stockholders will be asked to approve the Fifth Amendment (the “Fifth Amendment”) to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “LTIP”), which increases the number of shares available under the LTIP by 4,500,000 shares. As explained in greater detail below, we believe approval of the Fifth Amendment is advisable in order to ensure that we have an adequate number of shares available under the LTIP for our compensation programs.

Background and Purpose of the Proposal

The use of stock-based awards under the LTIP has been a key component of our compensation program since its initial adoption and approval by our stockholders at our annual meeting on December 14, 2000 as the Holly Corporation 2000 Stock Option Plan. The LTIP was amended and restated in its current form, and approved by our stockholders effective May 24, 2007. The LTIP was amended on December 31, 2008, effective January 1, 2005, pursuant to the First Amendment. The Second Amendment to the LTIP, extending the term of the LTIP until December 31, 2020, was approved by our stockholders on May 12, 2011, to be effective January 1, 2011. The LTIP was subsequently amended on November 9, 2012, pursuant to the Third Amendment to reflect certain clarifying changes to the LTIP. On May 13, 2015, the LTIP was amended pursuant to the Fourth Amendment to make certain clarifying changes and add additional business criteria that may be used for setting performance goals under the LTIP.

The LTIP provides a means through which we and our subsidiaries may attract and retain able persons as employees, directors and consultants and provides a means whereby those persons, upon whom the responsibilities of the successful administration and management rest and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to our performance and the performance of our common stock. In light of the upcoming expiration of the HollyFrontier Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”) on April 26, 2016 and our decision to not extend the term of the Omnibus Plan, we believe approval of the Fifth Amendment is vital in order for us to keep pace with our competitors and to allow us to effectively attract and retain the caliber of employees, directors and consultants essential for achievement of our success through the use of stock-based awards under the LTIP.

The purpose of the Fifth Amendment is to increase the number of shares of common stock that we may grant under the LTIP.

On February 17, 2016, the Board unanimously approved the Fifth Amendment to effect the revisions described above, subject to stockholder approval at the 2016 Annual Meeting. If the Fifth Amendment is not approved by stockholders at the 2016 Annual Meeting, the LTIP will continue in effect in its present form. If the Fifth Amendment is approved by stockholders at the 2016 Annual Meeting, we intend to file, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 to register the additional shares available for issuance under the LTIP.

Approval of the Fifth Amendment will give us the flexibility to continue making stock-based awards and other awards permitted under the LTIP. The closing market price of our common stock as of March 7, 2016 was $35.83 per share as reported on the NYSE.

As of March 7, 2016, the total number of our outstanding shares of common stock was 176,582,690. As of March 7, 2016, our dilution (which is the number of shares of common stock available for grant under the LTIP, divided by the total number of shares of common stock outstanding) was approximately 0.63%. If the Fifth Amendment is approved, the potential dilution from issuances authorized under the LTIP will increase to approximately 3.17%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the LTIP, in its current form, until the shares of common stock available for issuance thereunder are exhausted, which we estimate will occur in 2018, based on current expected equity grant practices and in light of the April 26, 2016 expiration of the Omnibus Plan. If the Fifth Amendment is not approved by stockholders, the LTIP will remain in effect in its current form.

Summary of the LTIP

A summary of the principal features of the LTIP, as amended by the Fifth Amendment, is provided below but does not purport to be a complete description of the all the provisions of the LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of (i) the LTIP, which is incorporated by reference to Exhibit 10.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed February 27, 2009 (File No. 1-03876); (ii) the First Amendment to the LTIP, which is incorporated by reference to Exhibit 10.5 of our Annual Report on Form 10-K for fiscal year ended December 31, 2008, filed February 27, 2009 (File No. 1-03876); (iii) the Second Amendment to the LTIP, which is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed May 18, 2011 (File No. 1-03876); (iv) the Third Amendment to the LTIP, which is incorporated by reference to Exhibit 4.6 of our Registration Statement on Form S-8, filed November 9, 2012 (File No. 333-184877); (v) the Fourth Amendment, which is incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed May 14, 2015 (File No. 01-03876) and (vi) the Fifth Amendment, which is attached as Annex 1 to this proxy statement and incorporated by reference in its entirety.

Purposes of the LTIP. The purpose of the LTIP is to advance our interests by strengthening our ability and the ability of our subsidiaries to attract, retain and motivate able people of high caliber as employees, directors and consultants through arrangements that relate the compensation for such persons to our long-term performance. The LTIP achieves this purpose by permitting grants of Incentive Options, Non-Qualified Options (together with Incentive Options, “Options”), Stock Appreciation Rights (“SARs”), Restricted Stock, Phantom Stock, Bonus Stock, and Performance Awards payable upon the satisfaction of performance goals, all of which are collectively referred to as “awards.”

Administration. The Board and the Compensation Committee of the Board (the “Committee”) have full and final authority to administer the LTIP pursuant to its terms and all applicable state, federal, or other rules or laws. The Committee has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to determine when and to whom awards will be granted, determine the amount of such awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), delegate duties under the LTIP, terminate, modify or amend the LTIP, and execute all other responsibilities permitted or required under the LTIP. The Committee has full and final authority to construe, interpret and administer the provisions of the LTIP and the specific provisions of the award agreements granted thereunder. The actions and determinations of the Committee are final, binding and conclusive.

Eligibility to Participate. Consistent with certain provisions of Section 162(m), the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. Any person who is a current or proposed officer, director or key employee or consultant whose services are deemed to be of potential benefit to us or to any of our subsidiaries may be granted awards under the LTIP by the Committee. An employee on leave of absence may be considered still employed by us for determining eligibility under the LTIP. However, Incentive Options can be granted only to a person who is an employee of the Company or one of our subsidiaries. Additional restrictions apply in the case of an Incentive Option granted to a person owning more than 10% of the outstanding shares of our common stock. As of March 7, 2016, we had approximately 1,161 employees, eight non-employee directors and zero consultants who would be eligible to participate in the LTIP. Any individual who receives an award under the LTIP will be a “participant.”

Individual Limitations on Awards. Consistent with certain provisions of Section 162(m), restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. An eligible person may not receive, in any fiscal year or 12 month period, awards denominated in shares of common stock in excess of 1,200,000 shares (subject to the adjustment provisions of the LTIP), or cash awards with a value at the time of payment in excess of the fair market value of 1,200,000 shares of common stock valued as of the date of grant of the award.

Number of Shares Subject to the LTIP. The Fifth Amendment would increase the number of shares of common stock available for awards under the LTIP from the number authorized to be issued under the LTIP by 4,500,000 shares. Accordingly, the maximum aggregate number of shares of common stock that may be granted for any and all awards under the LTIP, since its inception, shall not exceed 16,500,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the LTIP), and the total number of shares of common stock received and available for delivery in connection with Incentive Options under the LTIP, since its inception, will not exceed 16,500,000 shares. If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an award is forfeited, terminated, expires unexercised, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a participant, including the number of shares withheld or surrendered in payment of any exercise price of an award or taxes relating to awards, then the shares of common stock that were subject to that award will again be available for issue, transfer or exercise pursuant to awards under the LTIP to the extent allowable by law.

As of March 7, 2016, there are (i) 649,298 shares of common stock subject to outstanding awards under the LTIP, specifically (a) 314,608 shares currently outstanding subject to Restricted Stock awards, (b) 31,881 shares subject to Phantom Stock awards and (c) 302,809 shares subject to performance share unit awards (target units awarded), and (ii) 1,106,111 shares remaining available for future grants. The common stock subject to awards pursuant to the LTIP may be authorized but unissued shares, shares held by us in treasury, or shares that have been reacquired by us, including shares that have been bought on the market for the purposes of the LTIP. The fair market value of a share of common stock on a given date for purposes of the LTIP will generally be the closing price of a share of common stock on the date on which determination of fair market value is being made or if no shares were traded on such date then the last trading date prior thereto, as quoted on the NYSE.

Options. Options may be granted under the LTIP to eligible persons, including (i) Incentive Options that comply with Section 422 of the Code and (ii) Non-Qualified Options. The exercise price of each Option will be determined at the time the Option is granted and may not be less than the par value per share; provided, however, that the exercise price per share for an Option that is intended to be “performance-based compensation” under Section 162(m) or an Incentive Option shall not be less than the fair market value of a share as of the effective date of grant of the Option. Options may be exercised as the Committee determines except that no Incentive Option will be exercisable at any time after the expiration of ten years from the date of grant. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in common stock, other awards, or other property) and the methods and forms in which common stock will be delivered to a participant.

Stock Appreciation Rights. A SAR is the right to receive an amount in cash equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Committee. The Committee determines at the date of grant or thereafter the time or times at which and the circumstances under which a SAR may be exercised. The Committee also determines the method of exercise and form of payment. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Committee determines.

Restricted Stock Awards. Restricted Stock awards are shares subject to such restrictions as the Committee may impose. Except to the extent set forth in a particular award, a person granted a Restricted Stock award will have all of the rights of a stockholder, including the right to vote the restricted shares and the right, subject to possible reinvestment conditions, to receive dividends thereon. However, during any period that shares of Restricted Stock are subject to restrictions imposed by the Committee, the restricted shares may not be transferred or encumbered by an award holder. Except as determined otherwise by the Committee, upon termination of employment during the restricted period, Restricted Stock will be forfeited and reacquired by us. Certificates evidencing restricted shares may bear a legend making reference to the restrictions imposed on such shares. The Committee determines the time or times at which and the circumstances under which any restrictions imposed on the restricted shares will lapse.

Phantom Stock Awards. Phantom Stock awards are rights to receive in cash an amount equal to the market value of a specified number of shares at the end of a specified period. The Committee determines when imposed restrictions will lapse and whether restrictions will lapse separately, in combination, in installments or otherwise.

Bonus Stock Awards. The Committee is authorized to grant shares to eligible persons as a bonus. Such a Bonus Stock award will be subject to such other terms and conditions as the Committee may determine.

Performance Awards. The Committee is authorized to grant eligible persons rights to receive cash or shares upon the satisfaction of performance conditions, established by the Committee, measured over a period of not less than six months and not more than ten years. Performance Awards granted under the LTIP have been principally “performance share units” payable either in shares or in cash depending on the terms of the particular award.

If the Committee determines that an eligible participant is a “covered employee” within the meaning of Section 162(m), then the Committee may grant the covered employee a contemplated Performance Award intended to qualify as “performance-based compensation” under Section 162(m). Consistent with certain provisions of Section 162(m), the business criteria on which performance goals applicable to “performance-based compensation” may be based must be provided for in the plan and approved by our stockholders. With respect to Performance Awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m). In addition, one or more of the following business criteria for us, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units (except with respect to the total stockholder return and earnings per share criteria), will be used by the Committee in establishing performance goals: (i) earnings, earnings per share, earnings before interest, taxes, depreciation and/or amortization and/or operating earnings after interest expense and/or before incentives, service fees and extraordinary or special items; (ii) gross or net income, net income per share or income per share from operations; (iii) revenues; (iv) cash flow, cash flow per share, cash flow from operating activities, cash flow before financing activities or cash flow return; (v) targeted cash balances; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital or return on capital employed; (x) return on equity; (xi) stock price; (xii) cost controls; (xiii) economic value added; (xiv) gross margin; (xv) reductions or savings; (xvi) operating income; (xvii) safety performance and/or incidence rate; including process safety performance, reliability, capacity utilization and lost economic opportunity; (xviii) total stockholder return; (xix) debt reduction or management or compliance with debt covenants, (xx) net profit margin; (xxi) refinery reliability; (xxii) operating margin; (xxiii) contribution margin; (xxiv) market share; (xxv) effective equipment utilization; (xxvi) achievement of savings from business improvement projects; (xxvii) capital projects deliverables; (xxviii) performance against environmental targets; (xxix) satisfactory internal or external audits; (xxx) operating expense; (xxxi) cost management; and (xxxii) any of the above goals determined on an absolute or relative basis, as a ratio with other business criteria or as compared to the performance of a published or special index deemed applicable by the Committee, including Standard & Poor’s 500 Stock Index or a group of comparable companies, pre-tax or after-tax, before or after special charges, or any combination of the foregoing. In addition, to the extent consistent with Section 162(m), in establishing a performance goal, the Committee may provide for the manner in which performance will be measured to reflect the impact of any of the following events or occurrences: (i) asset write-downs or impairments to assets; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in Accounting Standards Codification Topic 225; (vi) any change in accounting principles as defined in Accounting Standards Codification Topic 250; (vii) any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any investment or acquisition; (xi) any amounts pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (xii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (xiii) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; or (xiv) marked-to-market adjustments for financial instruments. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria above during the given performance period. The Committee may not increase the amount of a Performance Award that is intended to constitute “performance-based compensation” under Section 162(m) but may exercise discretion to reduce any such award.

Tax Withholding. We (or any of our subsidiaries) are authorized to withhold from any award granted, or any payment relating to an award under the LTIP, including from a distribution of shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take other action as the Committee may deem advisable to enable us and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority includes authority to withhold or receive shares or other property and to make cash payments in respect thereof in satisfaction of a participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

Recapitalization; Change in Control. In the event of certain transactions affecting shares of common stock or in the event of stock splits, stock dividends or changes in our capital structure, the total number of shares of common stock that may be subject to awards under the LTIP and the number of shares subject to awards that have theretofore been granted under the LTIP may be proportionately adjusted, as determined to be appropriate to prevent dilution or enlargement of award rights. Unless otherwise specifically provided in a particular award agreement, the LTIP authorizes us, in the event of an acquisition of substantially all of our assets or of a greater than 80% stock interest in us by an entity in which we do not have a 50% or greater interest prior to such acquisition or in the event of a merger, consolidation, recapitalization or other similar transaction involving a fundamental change in our capital structure, to terminate some or all outstanding awards under the LTIP, whether or not currently exercisable by or otherwise payable to the holders of the awards, upon payment to each holder of an award so terminated of an amount equal to the value of the award based on the current market value of the shares or, if applicable, the value of the award based upon the extent to which performance criteria associated with the award have been satisfied as of the date of termination of the award. Alternatively, we may elect in such circumstances to cause some or all awards to be assumed by the surviving or acquiring corporation.

Amendment. The Board may amend or terminate the LTIP without the consent of stockholders or eligible persons, except that any amendment to the LTIP will be subject to the approval of our stockholders no later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. The Board may, in its discretion, submit other changes to the LTIP to stockholders for approval. However, without the consent of an affected award holder, no Board or stockholder action may materially and adversely affect the rights of such award holder under any previously granted and outstanding award. The Committee may amend or terminate any award under the LTIP provided that, and notwithstanding any other provisions described herein, no such Committee action may materially and adversely affect the rights of such award holder under such award unless either the power to take such action is reserved in the agreement granting the award in question or the affected holder of the award consents to the amendment or termination.

Term and Termination of the LTIP. The LTIP will continue in effect, unless earlier terminated in accordance with certain provisions of the LTIP; provided, however, that no award shall be granted under the LTIP after December 31, 2020.

Transferability of Awards. In accordance with rules prescribed by the Committee, the Committee may permit a person to transfer awards granted under the LTIP (other than Incentive Options) by gift to certain permitted transferees specified in the LTIP as well as transfers pursuant to a domestic relations order. Otherwise, awards are not transferable other than by will or the laws of descent and distribution. Following the transfer of an award, the award will remain subject to the same terms and conditions as were applicable to the award immediately prior to the transfer, provided that the transferee will be substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred award. When transferred awards are exercised by a transferee, the shares received as a result of the exercise may be subject to the resale restrictions specified above. Any holder of an award desiring to transfer an award must make application for transfer and comply with such other requirements as the Committee may require.

No Repricing. The Committee will not, without the approval of our stockholders, reduce the grant price per share of an Option or a SAR after it is granted, cancel an Option or SAR when the grant price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control or a corporate transaction as provided for in the LTIP), or take any other action with respect to an Option or SAR that would be treated as a repricing under the NYSE rules and regulations.

Certain Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the LTIP. This description is based on current laws in effect on March 7, 2016, which are subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the LTIP.

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a Stock Option or a SAR. Upon the exercise of a Non-Qualified Stock Option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Non-Qualified Stock Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Consequences to HollyFrontier” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a Non-Qualified Stock Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a Stock Option intended to qualify as an Incentive Stock Option under Section 422 of the Code will not recognize taxable income on the grant of an Incentive Stock Option. Upon the exercise of an Incentive Stock Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Stock Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Stock Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Stock Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to HollyFrontier,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Stock Option, whether a Non-Qualified Stock Option or an Incentive Stock Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Non-Qualified Stock Option or Incentive Stock Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Non-Qualified Stock Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Non-Qualified Stock Option or Incentive Stock Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Non-Qualified Stock Option or Incentive Stock Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the Committee to permit the transfer of awards (other than Incentive Stock Options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Non-Qualified Stock Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Non-Qualified Stock Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Stock Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Stock Options. If a Non-Qualified Stock Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested Non-Qualified Stock Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Non-Qualified Stock Option at the time of the gift. The value of the Non-Qualified Stock Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Non-Qualified Stock Option and the illiquidity of the Non-Qualified Stock Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Non-Qualified Stock Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Non-Qualified Stock Options has not been extended to unvested Non-Qualified Stock Options. Whether such consequences apply to unvested Non-Qualified Stock Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Restricted Stock, Stock Units, Bonus Stock, DERs and Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a Stock Unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the Stock Unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The DERs, if any, received with respect to a Stock Unit will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of Restricted Stock or Bonus Stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to HollyFrontier,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Section 409A of the Code. Awards under the LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an award under the LTIP fails to comply with Section 409A, such award will to the extent possible be modified to comply with such requirements.

Tax Consequences to HollyFrontier. In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. In addition, our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” within the meaning of Section 162(m) in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. To allow awards granted under the LTIP using the additional shares requested pursuant to the Fifth Amendment to qualify as “performance-based compensation,” we are seeking, in a separate proposal, stockholder approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m). Performance Awards intended to be “performance-based compensation” under Section 162(m) may not be granted in a given period if such awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, result in cash compensation that exceeds a specified limitation. Under the terms of the LTIP, in any fiscal year or 12-month period, a “covered employee” may not receive: (i) awards denominated in shares of common stock in excess of 1,200,000 shares (subject to adjustment in a manner consistent with the other provisions of the LTIP), or (ii) cash awards with a value at the time of payment in excess of the fair market value of 1,200,000 shares of common stock valued as of the date of grant of the award. Although the LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the LTIP are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants in the future under the LTIP. Therefore, the New Plan Benefits Table is not provided. As of March 7, 2016, there were no Options outstanding under the LTIP.

Required Vote and Recommendation

The approval of the Fifth Amendment to the LTIP requires the approval of a majority of the votes cast on the proposal.

APPROVAL OF THE MATERIAL TERMS OF THE HOLLYFRONTIER CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN FOR PURPOSES OF COMPLYING

WITH CERTAIN REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE

CODE OF 1986, AS AMENDED

(PROPOSAL 5)

In addition to approving the Fifth Amendment as set forth in Proposal 4, we are also asking stockholders to approve the material terms of the LTIP pursuant to Section 162(m) solely with respect to the additional shares to be added to the LTIP, subject to stockholder approval, pursuant to the Fifth Amendment (the “Additional Shares”) in order to allow us to grant awards that are designed as “performance-based compensation” pursuant to Section 162(m) using the Additional Shares.

Background and Purpose of the Proposal

We believe it is desirable to have the ability to deduct, for federal income tax purposes, the value of awards granted pursuant to the LTIP. The LTIP is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (the “Covered Employees”) determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the LTIP to constitute “performance-based compensation,” the material terms of the LTIP must be disclosed to and approved by our stockholders.

We are specifically requesting that stockholders vote to approve: (1) the maximum amount of compensation that may be paid to a Covered Employee under the LTIP in any fiscal year, (2) the individuals eligible to receive compensation under the LTIP, and (3) the performance criteria on which the performance goals are based for purposes of Section 162(m). Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

Consequences of Failing to Approve the Proposal

If this Proposal 5 is not approved, Covered Employees may not receive the compensation that we intended to provide them under the LTIP and the deductibility of awards granted to Covered Employees in the future may potentially be limited. This means that we may be limited in our ability to grant awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible). For the avoidance of doubt, if this Proposal 5 is not approved by stockholders, we will continue to be able to grant awards of “performance-based compensation” within the meaning of Section 162(m) under the LTIP with respect to shares of common stock currently available under the LTIP (i.e., prior to giving effect to the Fifth Amendment and the Additional Shares) as a result of the approval of the amendment setting forth the material terms of the LTIP by our stockholders at the 2015 Annual Meeting.

Maximum Amounts of Compensation

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares of Common Stock that may be granted in any one year to a Covered Employee and a maximum amount of cash compensation payable in any one year as an Award under the LTIP to a Covered Employee. Specifically, in any fiscal year or 12-month period, an eligible person may not receive: (i) awards denominated in shares of common stock in excess of 1,200,000 shares (subject to adjustment in a manner consistent with the other provisions of the LTIP), or (ii) cash awards with a value at the time of payment in excess of the fair market value of 1,200,000 shares of common stock valued as of the date of grant of the award.

Eligibility

Any current or proposed officer, director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its subsidiaries is eligible to receive an award under the LTIP. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold a Performance Award.

Performance Criteria and Performance Awards

If an eligible person is a Covered Employee, and the Committee determines that a contemplated Performance Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Performance Award will be contingent upon achievement of one or more pre-established performance objectives based on the performance measures specified in the LTIP.

With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), performance objectives shall be expressed in terms of: (i) earnings, earnings per share, earnings before interest, taxes, depreciation and/or amortization and/or operating earnings after interest expense and/or before incentives, service fees and extraordinary or special items; (ii) gross or net income, net income per share or income per share from operations; (iii) revenues; (iv) cash flow, cash flow per share, cash flow from operating activities, cash flow before financing activities or cash flow return; (v) targeted cash balances; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital or return on capital employed; (x) return on equity; (xi) stock price; (xii) cost controls; (xiii) economic value added; (xiv) gross margin; (xv) reductions or savings; (xvi) operating income; (xvii) safety performance and/or incidence rate; including process safety performance, reliability, capacity utilization and lost economic opportunity; (xviii) total stockholder return; (xix) debt reduction or management or compliance with debt covenants, (xx) net profit margin; (xxi) refinery reliability; (xxii) operating margin; (xxiii) contribution margin; (xxiv) market share; (xxv) effective equipment utilization; (xxvi) achievement of savings from business improvement projects; (xxvii) capital projects deliverables; (xxviii) performance against environmental targets; (xxix) satisfactory internal or external audits; (xxx) operating expense; (xxxi) cost management; and (xxxii) any of the above goals determined on an absolute or relative basis, as a ratio with other business criteria or as compared to the performance of a published or special index deemed applicable by the Committee, including Standard & Poor’s 500 Stock Index or a group of comparable companies, pre-tax or after-tax, before or after special charges, or any combination of the foregoing. In addition, to the extent consistent with Section 162(m), in establishing a performance goal, the Committee may provide for the manner in which performance will be measured to reflect the impact of any of the following events or occurrences: (i) asset write-downs or impairments to assets; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in Accounting Standards Codification Topic 225; (vi) any change in accounting principles as defined in Accounting Standards Codification Topic 250; (vii) any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any investment or acquisition; (xi) any amounts pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (xii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (xiii) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; or (xiv) marked-to-market adjustments for financial instruments.

For a detailed description of the remaining terms of, certain tax consequences associated with participation in, and other information regarding the LTIP, please see Proposal 4.

Required Vote and Recommendation

The approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m) requires the approval of a majority of the votes cast on the proposal.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board during the year ending December 31, 2015 were Mr. Bech, Chairman, Mr. Echols, Mr. Hardage and Mr. Myers. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during 2015. None of the members who served on the Compensation Committee at any time during fiscal 2015 had any relationship requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Party Transactions—Related Party Transactions.” No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of our Board or our Compensation Committee. No executive officer of the Company served as a member of the board of another entity that had an executive officer serving as a member of our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of common stock to file with the SEC initial reports of ownership of shares of common stock and reports of changes in such ownership. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2015 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met.

ADDITIONAL INFORMATION

Stockholder Proposals

For a stockholder proposal to be included in the Company’s proxy materials for the 2017 annual meeting of stockholders, the proposal must be received in writing by the Company at the Company’s principal executive offices by November 24, 2016, and otherwise comply with all requirements of the SEC for stockholder proposals and the Company’s By-Laws.

Notice of proposals to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in Article II, Section 2 of the Company’s By-Laws. These notices must be submitted to the Secretary of the Company at the Company’s principal executive offices. To be timely, notice of business, including nomination of a director must be submitted not less than 90 calendar days (February 10, 2017) nor more than 120 calendar days (January 11, 2017) prior to the anniversary date of the prior year’s annual meeting of stockholders. A copy of the Company’s By-Laws may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Annual Report

A copy of our Annual Report for the year ended December 31, 2015 was made available to you on or about March 24, 2016 with this proxy statement and is available at www.proxyvote.com. Additional copies of the Annual Report and this Notice of Annual Meeting, proxy statement and accompanying proxy card may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO VICE PRESIDENT, INVESTOR RELATIONS, HOLLYFRONTIER CORPORATION, 2828 N. HARWOOD, SUITE 1300, DALLAS, TEXAS 75201.

Stockholders with the Same Address

Each registered stockholder received one copy of the Notice of Internet Availability per account even if at the same address, unless the Company has received contrary instructions from one or more of such stockholders. This procedure called “householding” reduces our printing and distribution costs. Upon written or oral request by writing to Vice President, Investor Relations, HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, or by telephoning 214-871-3555, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

Other Matters

The Board does not know of any other matters to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

ANNEX 1

FIFTH AMENDMENT TO THE

HOLLYFRONTIER CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

(Formerly designated the Holly Corporation Long-Term Incentive Compensation Plan)

THIS FIFTH AMENDMENT (the “Fifth Amendment”) to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is made by HollyFrontier Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time without approval of the stockholders of the Company, except that any amendment to the Plan of which approval of the stockholders is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of the Company are listed or quoted must be approved by the stockholders of the Company;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) available for awards under the Plan by 4,500,000 Shares, subject to approval by the stockholders of the Company;

WHEREAS, the Board has determined that the Fifth Amendment shall be made effective as of May 11, 2016 (the “Effective Date”), subject to approval by the stockholders of the Company.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.        Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 16,500,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

[Remainder of Page Intentionally Left Blank.]

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APPENDIX A

HOLLY CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

As Amended and Restated as of May 24, 2007

(Formerly designated the Holly Corporation 2000 Stock Option Plan)

1.        Purpose. The purpose of the Holly Corporation Long-Term Incentive Compensation Plan as amended and restated as of May 24, 2007 (formerly designated the Holly Corporation 2000 Stock Option Plan) (the “Plan”) is to advance the interests of Holly Corporation (the “Company”) by strengthening the ability of the Company and its subsidiaries to attract, retain and motivate able people of high caliber as employees, directors and consultants through arrangements that relate the compensation for such persons to the long-term performance of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, Performance Awards or any combination of the foregoing, as the Committee shall determine.

2.        Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Amendment Effective Date” means December 12, 2002. The Plan prior to amendment was effective January 1, 2001.

(b) “Award” means any Option, Restricted Stock Award, Bonus Stock Award, Stock Appreciation Right, Phantom Stock Award, or Performance Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means one or more persons, trusts or other entities that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(d) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Company’s board of directors.

(e) “Bonus Stock Award” means Shares granted to a Participant under Section 6(c) hereof.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

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(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(b)(vi) of the Plan.

(i) “Disability” means, as determined by the Board in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he performed before such impairment or the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant’s employment or participation as a member of the Board.

(j) “Eligible Person” means any current or proposed officer, director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its Subsidiaries. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules relating thereto.

(l) “Fair Market Value” means the fair market value as determined by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share shall be the closing price of a Share, on the date on which the determination of Fair Market Value is being made or if no Shares were traded on such date then the last trading date prior thereto, as quoted on the composite transactions table for the American Stock Exchange or, if the Shares are not then subject to trading on the American Stock Exchange, then as quoted in a comparable manner on any other national stock exchange or, if not so quoted, then as reported for the over-the-counter market on which the largest volume of trading of Shares has occurred in the 30 trading days prior to the date for which a determination is made.

(m) “Incentive Stock Option” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(n) “Non-Qualified Stock Option” means any Option that does not constitute an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under Section 6(a) hereof to purchase Shares or other Awards at a specified price during specified time periods.

(p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(q) “Performance Award” means a right granted to a Participant under Section 8 hereof to receive cash and/or other consideration other than Shares based on performance conditions, as provided in Section 8, measured over a period of not less than six months nor more than ten years.

(r) “Phantom Stock Award” means a right granted to a Participant under Section 7(b) hereof.

(s) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under Section 162(m) of the Code.

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(t) “Restricted Stock Award” means Shares granted to a Participant under Section 6(b) hereof that are subject to certain restrictions and to a risk of forfeiture.

(u) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

(v) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(w) “Shares” means shares of the Company’s common stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for shares of the Company’s common stock, par value $.01 per share, pursuant to Section 10 hereof.

(x) “Stock Appreciation Right” means a right granted to a Participant under Section 7(a) hereof.

(y) “Subsidiary” means with respect to the Company, any corporation or other entity of which at least 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company or any other entity determined by the Committee to constitute a Subsidiary due to its relationship to the Company.

3.        Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer all or part of the Plan or except to the extent the Board appoints a separate committee other than the Committee to administer all or part of the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board” and/or such additional committee, as applicable. To the extent a portion of the Plan is administered by the Committee, and another portion of the Plan is administered by the Board and/or a separate committee, references herein to “Committee” shall be deemed to be references to the “Board” or such additional committee, as applicable, but only to the extent the Board or additional committee administers a portion of the Plan and only with respect to those portions of the Plan that the Board has elected to administer or over which the separate committee has been delegated authority. Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of Options, Restricted Stock Awards, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, or Performance Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of Options, (B) the extent to which the transferability of Shares and Awards is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Shares pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time,

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provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(d) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

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4.         Shares Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 1,500,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

(b) Application of Limitation to Grants of Awards. No Award may be granted if (i) the number of Shares to be delivered in connection with such Award exceeds (ii) the number of Shares remaining available under the Plan minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards. Shares subject to an Award under the Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant, including (i) the number of Shares withheld in payment of any exercise price of an Award or taxes relating to Awards, and (ii) the number of Shares surrendered in payment of any exercise price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such Shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Shares Offered. The Shares to be delivered under the Plan shall be made available from (i) authorized but unissued Shares, or (ii) previously issued Shares reacquired by the Company.

5.        Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 150,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 150,000 Shares as of the date of the grant of the Award.

6.        Options, Restricted Stock and Bonus Stock.

(a) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price or prices for Shares under each Option shall be determined by the Committee at the time the Option is granted, and may be less than, equal to or greater than, the Fair Market Value of the Shares at the time of the granting of the Option, provided that the exercise price per Share for any Option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code or an Incentive Stock Option under Section 422 of the Code shall not be less than the Fair Market Value of a Share as of the effective date of grant of the Option; provided, however, that in the case of an individual who owns stock possessing more than ten percent of the total combined voting

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power of all classes of stock of the Company or its parent or any Subsidiary, the exercise price per Share of any Incentive Stock Option under Section 422 of the Code shall not be less than 110% of the Fair Market Value of a Share as of the effective date of grant of the Incentive Stock Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes, to the extent permitted under applicable law, or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock Awards subject to Section 6(b) hereof. In the case of an exercise whereby the exercise price is paid with Shares, the value of such Shares for purposes of calculating the exercise price paid shall be the Fair Market Value. Notwithstanding anything to the contrary herein, unless otherwise provided in any agreement evidencing an Option, in the event of the death of a Participant while in the employ of the Company or one of its Subsidiaries, an Option theretofore granted to the Participant shall be exercisable within the year succeeding such death (even if the Option would otherwise expire prior to one year from the date of death) but only to the extent that the optionee was entitled to exercise the Option as of the date of death.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Incentive Stock Options shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of Shares subject to an Incentive Stock Option and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company or a parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Stock Options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of Shares to be reclassified in accordance with the Code. No Incentive Stock Option may be granted after December 13, 2010.

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(b) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock Award, a Participant granted a Restricted Stock Award shall have all of the rights of a stockholder, including the right to vote the Restricted Stock Award and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock Award, the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock Awards that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Awards.

(iii) Certificates for Shares. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates for Shares relating to Restricted Stock Awards are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Awards, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to such Shares.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share related to the Restricted Stock Award be automatically reinvested in additional Shares related to the Restricted Stock Award or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Shares or other property has been distributed.

(c) Bonus Stock Awards. The Committee is authorized to grant Awards of Shares as bonuses, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that such Awards are exempt from liability under Section 16(b) of the Exchange Act. Bonus Stock Awards shall be subject to such other terms as shall be determined by the Committee.

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(d) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Section 6 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8(b).

7.        Stock Appreciation Rights and Phantom Stock.

(a) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

(ii) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 7(a)(i) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(iv) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(b) Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

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(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in any Award agreement evidencing the Phantom Stock Awards), all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Section 7 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8(b).

8.        Performance Awards.

(a) Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than six months and not more than ten years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8(b) in the case of a Performance Award granted to a Covered Employee.

(b) Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8(b).

(i) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Covered Employee: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return;

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(E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; (S) net profit margin; and (T) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified by the Committee. Performance goals in the case of any Award granted to a Covered Employee shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(v) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Covered Employee. The Committee may not delegate any responsibility relating to such Performance Awards.

(vi) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8(b) shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

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9.        Certain Provisions Applicable to All Awards.

(a) General. Awards may be granted on the terms and conditions set forth in Sections 6, 7 and 8 hereof and this Section 9. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

(b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary.

(c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. In the discretion of the Committee, Awards granted pursuant to Sections 7 or 8 of the Plan may be payable in Shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 10(f) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation

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plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.        General Provisions.

(a) Company’s Right to Terminate or Modify Awards in Certain Circumstances. Except to the extent that an Award agreement provides otherwise with specific reference to this Section 10(a), in the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition, or (ii) a merger, consolidation, or recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate any Award upon the payment of an amount equal to the then value of the Award, without regard to vesting or forfeiture provisions of the Award, as determined by the Committee, taking into account to the extent determined by the Committee to be appropriate the Fair Market Value of Shares at the time of termination and the performance of the Company up to the time of termination. Upon tender of payment by the Company to a holder of the amount determined by the Committee pursuant to this provision, the Award held by such holder shall automatically terminate. Alternatively, in such circumstances, the Company, in the discretion of the Board, may make arrangements for the acquiring or surviving corporation to assume any or all outstanding Awards and substitute on equitable terms Awards relating to the stock or performance of such acquiring or surviving corporation. The determinations of the Board and/or the Committee pursuant to this Section 10(a) shall be final, binding and conclusive.

(b) No Limitation on Other Company Transactions. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c) Dilution or Other Adjustments. In the event that there is any change in the Shares through merger, consolidation, reorganization or recapitalization or in the event of any stock split or dividend to holders of Shares payable in Shares or the issuance to such holders of rights to subscribe to Shares, or in the event of any change in the capital structure of the Company, the Board shall, subject to any requirements of applicable law, regulations and rules, make such adjustments with respect to any provision or provisions of the Plan, including but not limited to

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the limitations on Awards that may be granted under the Plan as set forth in Sections 4 and 5, and with respect to Awards theretofore granted under the Plan as the Board deems appropriate to prevent dilution or enlargement of Award rights. The determinations of the Board pursuant to this Section 10(b) shall be final, binding and conclusive. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares relating to Awards theretofore granted or the exercise price per Share in the case of Options.

(d) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award or authorize all or a portion of an Award to be granted to an Eligible Person on terms which permit transfer by such Participant; provided that, in either case a transferee may only be a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(d)(i).

(ii) Qualified Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Subsections 10(d)(i) and 10(d)(ii) above, Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(d)(i), 10(d)(ii) and 10(d)(iii) above, (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Permitted Transferee to exercise the transferred Award in accordance with the terms of the

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Plan and applicable law and (B) the provisions of the Award relating to exercisability thereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein, the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(d)(i), 10(d)(ii) or 10(d)(iii) above shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under Section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration. To the extent the issuance to any Permitted Transferee of any Shares issuable pursuant to Awards transferred as permitted in this Section 10(d) is not registered pursuant to the effective registration statement of the Company generally covering the Shares to be issued pursuant to the Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Shares to any such transferee.

(e) Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any Share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes in this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(g) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a

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Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(i) Payments in the Event of Forfeitures; Fractional Shares; Share Allotments. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. Unless otherwise determined by the Committee, no fractional Shares, or Shares in lots of less than 100 Shares, shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares, or lots of less than 100 Shares, and whether fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Severability. If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option (to that extent) shall be deemed a Non-Qualified Stock Option for all purposes of the Plan.

(k) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law or where the law of the state of incorporation of the Company shall be mandatorily

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applied. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

(l) Conditions to Delivery of Shares. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any Shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Bonus Stock Award or Phantom Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right, vesting of any Restricted Stock Award or Phantom Stock Award, or grant of any Bonus Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(m) Plan Effective Date, Stockholder Approval and Plan Duration. The Plan has been adopted by the Board originally effective as of January 1, 2001 and as amended and restated effective as of December 12, 2002 contingent upon the approval of the stockholders of the Company. If the stockholders of the Company do not approve the Plan as amended and restated, the Plan shall continue in effect as originally adopted effective January 1, 2001. No Award, other than an Incentive Stock Option, shall be granted under the Plan after December 31, 2010 and no Incentive Stock Option shall be granted under the Plan after December 13, 2010.

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FIRST AMENDMENT TO THE

HOLLY CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

As Amended and Restated as of May 24, 2007

(Formerly designated the Holly Corporation 2000 Stock Option Plan)

THIS FIRST AMENDMENT is effective January 1, 2005 (the “Effective Date”) and is made by Holly Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the board of directors of the Company (the “Board”) previously adopted the Holly Corporation Long-Term Incentive Compensation Plan, as amended and restated as of May 24, 2007 (formerly designated the Holly Corporation 2000 Stock Option Plan) (the “Plan”);

WHEREAS, Section 10(f) of the Plan provides that the Plan may be amended by the Board without approval of the stockholders of the Company, except that any amendment to the Plan of which approval of the stockholders is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of the Company are listed or quoted must be approved by the stockholders of the Company; and

WHEREAS, the Board has determined that it is desirable to amend the Plan, in accordance with the final regulations promulgated under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to ensure that, to the extent subject to Code section 409A, the payments and other benefits provided under the Plan comply therewith and to avoid the imposition of any adverse tax consequences under section 409A of the Code.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below:

1.        The following sentence shall be added to the end of Section 2(i) of the Plan:

Notwithstanding anything to the contrary herein or in any Award agreement, any Award that constitutes a “deferral of compensation” (within the meaning of Section 409A of the Code and the regulations and other authoritative guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”)), and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall not become exercisable, be settled or otherwise trigger a payment or distribution upon a Participant’s Disability pursuant to the Plan or the applicable Award agreement controlling such 409A Award unless the Disability incurred by the Participant constitutes a Disability within the meaning of the Nonqualified Deferred Compensation Rules.

2.        Section 9(d) of the Plan shall be deleted in its entirety and shall be replaced with the following:

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the

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Committee or upon occurrence of one or more specified events. Notwithstanding anything to the contrary herein or in any applicable Award agreement, no 409A Award shall be exercisable, be settled or otherwise trigger a payment or distribution upon the occurrence of any event that does not qualify as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. In the event any 409A Award is designed to be paid or distributed upon a Participant’s termination of employment, such payment or distribution shall not occur in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination of employment, is expected to provide, sufficient services to the Company that, under the Company’s applicable policies regarding what constitutes a “separation from service” for purposes of Section 409A of the Code, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment relationship. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or upon the occurrence of some other event provided in the Plan or the Award agreement as a result of the limitations described in the preceding provisions hereof, such Award shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules. In the discretion of the Committee, Awards granted pursuant to Sections 7 or 8 of the Plan may be payable in Shares to the extent permitted by the terms of the applicable Award Agreement. Installment or deferred payments may be required by the Committee (subject to Section 10(f) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of amounts in respect of installment or deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

3.        Section 10(a) shall be deleted in its entirety and shall be replaced with the following:

(a) Company’s Right to Terminate or Modify Awards in Certain Circumstances. Except to the extent that an Award Agreement provides otherwise with specific reference to this Section 10(a), in the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition, or (ii) a merger, consolidation, or recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate any Award upon the payment of an amount equal to the then value of the Award, without regard to vesting or forfeiture provisions of the Award, as determined by the Committee, taking into account to the extent determined by the Committee to be appropriate the Fair Market Value of Shares at the time of termination and the performance of the Company up to the time of termination; provided that no 409A Award shall be terminated and paid as described above unless the event triggering clause (i) or (ii) of this Section 10(a) also constitutes a “change in the ownership or effective control” or “in the

18

ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules. Upon tender of the payment by the Company to a holder of the amount determined by the Committee pursuant to the foregoing provision, the Award held by such holder shall automatically terminate. Alternatively, in such circumstances, the Company, in the discretion of the Board, may make arrangements for the acquiring or surviving corporation to assume any or all outstanding Awards and substitute on equitable terms Awards relating to the stock or performance of such acquiring or surviving corporation; provided, that in no event will any action so taken result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules. The determinations of the Board and/or the Committee pursuant to this Section 10(a) shall be final, binding and conclusive.

4.        The following Section 10(n) shall be added to the Plan to read as follows:

(m) Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Plan shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.

NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date.

HOLLY CORPORATION

By: /s/ Matthew P. Clifton
Name: Matthew P. Clifton
Title: Chief Executive Officer

Date: December 31, 2008

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SECOND AMENDMENT TO THE

HOLLY CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the Holly Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is effective January 1, 2011, subject to approval by the Company’s stockholders (the “Effective Date”), and is made by Holly Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its subsidiaries;

WHEREAS, the overall and per person share limitations set forth in the Plan have not been previously updated to reflect the Company’s stock splits that occurred in August 2004 and June 2006 (which resulted in the automatic adjustment of such share limitations in accordance with Section 10(c) thereof); provided that, for the avoidance of doubt, the number of shares of the Company’s common stock available under the Plan on and after the Effective Date of this Second Amendment pursuant to the overall and per person share limitations shall be 6,000,000 shares and 600,000 shares, respectively, as set forth in greater detail below, which, in each case, is the same as the number of shares available under the Plan immediately prior to the Effective Date;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, including to extend the duration of the Plan with the approval of the Company’s stockholders not later than the annual meeting next following such Board action; and

WHEREAS, the Company’s compensation committee recommended to the Board, and the Board has determined that it is desirable, to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s upcoming annual meeting to be held on May 12, 2011.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, as set forth below.

1.        Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 6,000,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

2.        Section 5 of the Plan is hereby deleted and replaced in its entirety with the following:

5.        Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 600,000 Shares, subject to adjustment

20

in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 600,000 Shares as of the date of grant of the Award.

3.        The last sentence of Section 6(a)(iii) of the Plan is hereby deleted in its entirety and replaced with the following new sentence:

No Incentive Stock Option may be granted after December 31, 2020.

4.        Section 10(m) of the Plan is hereby deleted and replaced in its entirety with the following:

(m) Plan Effective Date, Stockholder Approval and Plan Duration. The Plan has been adopted by the Board and approved by stockholders originally effective as of January 1, 2001. The Plan was most recently amended and restated as of May 24, 2007, and was subsequently amended on December 31, 2008, effective January 1, 2005, pursuant to the First Amendment to the Holly Corporation Long-Term Incentive Compensation Plan. No Award shall be granted under the Plan after December 31, 2020.

5.        Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date.

HOLLY CORPORATION

By: /s/ David L. Lamp
Name: David L. Lamp
Title: President
Date: May 18, 2011

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THIRD AMENDMENT TO THE

HOLLY CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

(Renamed the HollyFrontier Corporation Long-Term Incentive Compensation Plan)

THIS THIRD AMENDMENT (the “Third Amendment”) to the Holly Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is made by HollyFrontier Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, on July 1, 2011, North Acquisition Inc., a wholly-owned subsidiary of Holly Corporation (“Holly”), merged with and into Frontier Oil Corporation (“Frontier”), and Frontier merged with and into Holly (the “Merger”), and the resulting company was named “HollyFrontier Corporation”;

WHEREAS, immediately prior to the Merger, Holly sponsored and maintained the Plan, under which it was authorized to grant equity-based incentive awards to certain of its employees and service providers;

WHEREAS, the Company became sponsor of the Plan effective as of the consummation of the Merger;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan under certain circumstances; and

WHEREAS, the Board has determined that it is desirable to amend the Plan in the manner contemplated hereby to reflect (i) the change in sponsorship of the Plan and (ii) the two for one stock split effected by the Company on August 31, 2011.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as set forth below:

1.        Effective as of the consummation of the Merger, all references in the Plan to “Holly Corporation” and the “Company” are hereby revised to refer to HollyFrontier Corporation, and all references to “Shares” contained in the Plan are hereby revised to refer to the common stock of HollyFrontier Corporation, par value $0.01 per share, and such other securities as may be substituted or resubstituted therefor in accordance with the Plan.

2.        Effective as of August 31, 2011, and in accordance with the adjustment provisions set forth in Section 10 of the Plan, the share limitations in the Plan shall be adjusted to reflect the two for one stock split effected by the Company on August 31, 2011, as follows:

Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 12,000,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

Section 5 of the Plan is hereby deleted and replaced in its entirety with the following:

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5.         Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 1,200,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 1,200,000 Shares as of the date of grant of the Award.

RESOLVED, FURTHER, that except as provided above, the Plan shall continue to read in its current state.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Company has caused the execution of this Third Amendment by its duly authorized officer.

HOLLYFRONTIER CORPORATION

By:	/s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer and President

Date:	November 9, 2012

24

FOURTH AMENDMENT TO THE

HOLLYFRONTIER CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

(Formerly designated the Holly Corporation Long-Term Incentive Compensation Plan)

THIS FOURTH AMENDMENT (the “Fourth Amendment”) to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is made by HollyFrontier Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time without approval of the stockholders of the Company, except that any amendment to the Plan of which approval of the stockholders is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of the Company are listed or quoted must be approved by the stockholders of the Company;

WHEREAS, the Board has determined that it is desirable to submit for approval to the stockholders of the Company, at the Company’s 2015 Annual Meeting of Stockholders, the material terms of the Plan, including the employees eligible to participate therein, the maximum compensation payable under the Plan and the business criteria that may be used for setting performance goals under the Plan, for purposes of satisfying the “performance-based compensation” exemption under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which requires the material terms of the Plan to be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan;

WHEREAS, in connection with such approval, the Board has determined that it is desirable to adopt the Fourth Amendment, effective as of May 13, 2015 (the “Effective Date”) and subject to approval by the stockholders of the Company, to (i) restate (without any making any changes thereto) the employees eligible to participate in the Plan and the maximum compensation payable under the Plan, and (ii) add additional business criteria that may be used for setting performance goals under the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.        The defined term “Eligible Person” in Section 2(j) of the Plan is hereby restated in its entirety as follows:

(j) “Eligible Person” means any current or proposed officer, director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its Subsidiaries. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

25

2.         Section 5 of the Plan is hereby restated in its entirety as follows:

5.        Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 1,200,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 1,200,000 Shares as of the date of grant of the Award.

3.        Section 8(b)(ii) of the Plan is hereby deleted in its entirety and replaced with the following:

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Covered Employee: (A) earnings, earnings per share, earnings before interest, taxes, depreciation and/or amortization and/or operating earnings after interest expense and/or before incentives, service fees and/or extraordinary or special items; (B) gross or net income, income per share or income per share from operations; (C) revenues; (D) cash flow, cash flow per share, cash flow from operating activities, cash flow before financing activities or cash flow return; (E) targeted cash balances; (F) return on net assets; (G) return on assets; (H) return on investment; (I) return on capital or return on capital employed; (J) return on equity; (K) stock price; (L) cost controls; (M) economic value added; (N) gross margin; (O) reductions or savings; (P) operating income; (Q) safety performance and/or incidence rate, including process safety performance, reliability, capacity utilization and lost economic opportunity; (R) total stockholder return; (S) debt reduction or management or compliance with debt covenants, (T) net profit margin; (U) refinery reliability; (V) operating margin; (W) contribution margin; (X) market share; (Y) effective equipment utilization; (Z) achievement of savings from business improvement projects; (AA) capital projects deliverables; (BB) performance against environmental targets; (CC) satisfactory internal or external audits; (DD) operating expense, (EE) cost management, and (FF) any of the above goals determined on an absolute or relative basis, as a ratio with other business criteria or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, pre-tax or after-tax, before or after special charges, or any combination of the foregoing. The Committee may, at the time the performance goals in respect of a Performance Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the

26

Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Performance Awards may be adjusted by the Committee in accordance with the provisions of Section 10. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Performance Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

4.        A new Section 8(c) is hereby added to the Plan to read as follows:

(c) Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in this Section 8 during the given performance period, as specified by the Committee. The pool may be funded as to a specified dollar amount or a number of Shares. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to one or several business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

[Remainder of Page Intentionally Left Blank]

27

HOLLYFRONTIER CORPORATION 2828 N. HARWOOD SUITE 1300 DALLAS, TX 75201-1507

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E04132-P74647	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HOLLYFRONTIER CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

	1a.	Douglas Bech	☐	☐	☐

	1b.	George Damiris	☐	☐	☐

	1c.	Leldon Echols	☐	☐	☐

	1d.	Kevin Hardage	☐	☐	☐

	1e.	Michael Jennings	☐	☐	☐

	1f.	Robert Kostelnik	☐	☐	☐

	1g.	James Lee	☐	☐	☐

	1h.	Franklin Myers	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)					☐
Please indicate if you plan to attend this meeting			☐	☐
			Yes	No

			For	Against	Abstain

	1i.	Michael Rose	☐	☐	☐

	1j.	Tommy Valenta	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.		☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2016 fiscal year.		☐	☐	☐

4.	Approval of amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (as it has been amended from time to time, the “LTIP”) for purposes of increasing the maximum number of shares available for awards thereunder by 4,500,000 shares.		☐	☐	☐

5.	Approval of the material terms of the LTIP for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.		☐	☐	☐

NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you need directions to the Annual Meeting of Stockholders, please call our Investor Relations Department at (214) 954-6510.

E04133-P74647

HOLLYFRONTIER CORPORATION

Annual Meeting of Stockholders

May 11, 2016, 8:30 AM, CDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George J. Damiris, Douglas S. Aron and Denise C. McWatters, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOLLYFRONTIER CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CDT, on May 11, 2016, at 2950 N. Harwood St., #2100, Dallas, TX 75201, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also authorizes George J. Damiris, Douglas S. Aron and Denise C. McWatters to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Address Change/Comments:

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side